UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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COMSYS IT PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMSYS IT PARTNERS, INC.

4400 Post Oak Parkway

Suite 1800

Houston, Texas 77027

NOTICE OF 2005 ANNUAL STOCKHOLDERS MEETING and PROXY STATEMENT Thursday June 9, 2005 9:00 a.m. local time St. Regis Hotel 1919 Briar Oaks Lane Houston, TX 77027

May 2, 2005

Dear COMSYS Stockholder:

On behalf of COMSYS’ board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Thursday, June 9, 2005, at 9:00 a.m. (local time).

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that submitting a proxy will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the enclosed proxy statement. Our 2005 Annual Report to Stockholders is either enclosed with these materials or has previously been mailed to you.

In addition to the formal items of business to be brought before the meeting, there will be a report on the Company’s operations during 2004, followed by a question and answer period. Your interest in COMSYS IT Partners, Inc. is appreciated. We look forward to seeing you on June 9, 2005.

Sincerely,

Michael T. Willis

Chairman of the Board, Chief Executive Officer and President

COMSYS IT PARTNERS, INC.

4400 POST OAK PARKWAY

SUITE 1800

HOUSTON, TEXAS 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2005

To our Stockholders:

The Annual Meeting of Stockholders of COMSYS IT Partners, Inc. will be held on Thursday, June 9, 2005, at 9:00 a.m., local time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, for the following purposes:

1.	To elect nine directors to serve until the Company’s 2006 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 1, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.

Only stockholders of record at the close of business on April 28, 2005, or their proxy holders may vote at the meeting.

By Order of the Board of Directors,

Margaret G. Reed

Corporate Secretary

This notice and proxy statement are first being mailed to stockholders on or about May 10, 2005.

COMSYS IT PARTNERS, INC.

4400 Post Oak Parkway

Suite 1800

Houston, Texas 77027

PROXY STATEMENT

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of COMSYS IT Partners, Inc. is soliciting your vote at the 2005 Annual Meeting of Stockholders.

What am I voting on?

You are voting on:

•	The election of directors (see page 5);

•	The ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending January 1, 2006 (see page 37); and

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the proposal to elect the nominated directors; and

•	FOR the proposal to ratify Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 1, 2006.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 28, 2005. Each share of common stock is entitled to one vote. As of April 28, 2005, we had 15,535,155 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of the close of business on April 28, 2005, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote.

How many votes are needed to approve each of the proposals?

The nine nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all the nominees for director named in this proxy statement.

The ratification of auditors requires the affirmative “FOR” vote of a majority of the votes cast. Only votes for or against this proposal will be counted as votes cast. Abstentions and broker non-votes will not be counted for voting purposes and will have no effect on the result of the vote.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you hold your COMSYS stock in a brokerage account (that is, in “street name”), please carefully follow the directions on your proxy card or voter instruction form.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your COMSYS stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting,

•	Sending our Corporate Secretary a written document revoking your earlier proxy, or

•	Voting again at the meeting.

Who counts the votes?

We have hired Wachovia Bank, N.A., our transfer agent, to count the votes represented by proxies cast by ballot. Employees of Wachovia Bank will act as inspectors of election.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker will be able to vote your shares for the election of directors and the ratification of auditors even if you do not provide the broker with voting instructions.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the ratification of auditors, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

What if I return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted FOR the nominee directors listed on the card and FOR the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending January 1, 2006.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of COMSYS common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to enter the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN COMSYS STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How can I access COMSYS’ proxy materials and annual report electronically?

This proxy statement and the 2004 annual report are available on our website at www.comsys.com.

Board of Directors Information

What is the makeup of the Board of Directors and how often are the members elected?

Our Board of Directors currently has nine members who are elected annually. In connection with the merger of our subsidiary, VTP, Inc., a wholly owned subsidiary of Venturi Partners, Inc., with and into COMSYS Holding Inc. on September 30, 2004, referred to as the merger, we entered into a voting agreement, which provided parties with certain rights regarding the nominations of directors. The nomination procedure is set forth in our amended and restated bylaws, as further amended on April 28, 2005, and is described in more detail in the section entitled “Nominating Process for Directors” of this proxy statement. Except as otherwise specified, references to “Old COMSYS” are to COMSYS Holding, Inc., its subsidiaries and their respective predecessors prior to the merger.

What if a nominee is unable or unwilling to serve?

That is not expected to occur. If it does, shares represented by proxies will be voted for a substitute nominated by the Board of Directors.

How are directors compensated?

Directors who are employed by us or our principal stockholders receive no additional compensation for serving on our Board of Directors. We refer to our directors who are neither employed by us nor by our principal stockholders as outside directors. Compensation for our outside directors consists of equity and cash as described below. Our current outside directors are Larry L. Enterline, Ted A. Gardner, Victor E. Mandel and Kevin M. McNamara.

Equity Compensation

Following the merger, outside directors who join our Board receive stock options to purchase 6,000 shares of our common stock on the date they join the Board at an exercise price determined on such date, and subsequent annual option grants of 3,000 shares of our common stock on the date of each annual meeting of stockholders, commencing with the 2006 annual meeting. Our outside directors may elect to receive restricted stock in lieu of stock options.

Generally, prior to the merger, outside directors who joined our Board received stock options to purchase 1,000 shares of our common stock at an exercise price determined on the date they joined the Board, and annual grants thereafter of 1,000 options on the date of each annual meeting of stockholders. In 2004, each of our outside directors prior to the merger received a non-qualified stock option to purchase 1,000 shares of our common stock, which option was vested in full on the date of grant, at an exercise price determined on the date of the 2004 special meeting of stockholders held in connection with the merger.

Cash Compensation

Following the merger, all outside directors receive an annual retainer of $25,000, plus fees of $2,000 per meeting of the Board attended in person and $1,000 per meeting of the Board attended by telephone or other electronic means. All directors are also entitled to reimbursement of expenses. Outside directors serving in specified committee positions also receive the following additional cash compensation:

Chairman of the Audit Committee	$10,000
Chairman of the Compensation Committee	$5,000

Each committee member receives $2,000 for each meeting of a committee of the Board attended by a director in person and $1,000 for each meeting of a committee of the Board attended by a director by telephone or other electronic means.

Our outside director fees are payable in cash or, at the election of each director, which is made on an annual basis, in shares of restricted stock determined by the current market price of the stock at the time of each cash payment.

In 2004, prior to the merger, our outside directors were compensated by an annual retainer fee of $15,000, plus $1,000 for each Board committee he or she chaired, and meeting fees of $1,000 per Board meeting attended and $750 per committee meeting attended, plus reimbursement of expenses. In addition, we paid Victor E. Mandel, Janice L. Scites and William J. Simione, Jr. $28,000 each for their service in 2004 on the special committee created to consider the merger and the sale of the commercial staffing business.

Prior to the merger, we also offered a deferred fee plan for our outside directors under which participating directors could defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan was non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on stock price performance over time. None of our directors, except Larry Enterline, who served as our Chairman of the Board and Chief Executive Officer prior to the merger, participated in, or received any distributions from, this plan in 2004. For more information regarding amounts paid to Mr. Enterline in 2004 under the deferred compensation plan, see “Executive Compensation—Severance Agreements.”

Liability Insurance and Indemnification Agreements

We provide liability insurance for our current directors and officers, and, pursuant to the merger agreement, maintain liability insurance for actions of both our and Old COMSYS’ former officers and directors that took place prior to the merger. We also have contractual indemnification arrangements with our directors and officers under which we agree, in certain circumstances, to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers of our company.

How often did the Board meet in fiscal 2004?

The Board met 10 times in fiscal 2004 and took actions by written consent one time. Each director attended at least 75% of the aggregate of the Board meetings and the meetings of the committees on which he or she served.

Election of Directors

(Proposal 1 on the Proxy Card)

Who are the director nominees?

The nine directors standing for election this year to hold office until the 2006 Annual Meeting of Stockholders and until his or her successor is elected are:

Larry L. Enterline, age 52.  Mr. Enterline has served as a director since December 2000. Mr. Enterline previously served as the Chief Executive Officer and Chairman of the Board from December 2000 to the completion of the merger in September 2004. From 1984 to 1989, Mr. Enterline served as Vice President of Marketing and Sales with Bailey Controls. From 1989 to 2000, Mr. Enterline served in various management roles with Scientific-Atlanta, Inc., including Senior Vice President in charge of the worldwide sales and service organization. Mr. Enterline holds a Bachelor’s degree in Electrical Engineering and the Master’s degree in Business Administration. He also serves on the board of directors of Raptor Networks Technology Inc.

Frederick W. Eubank II, age 41.  Mr. Eubank has served as a director since the completion of the merger in September 2004. Mr. Eubank joined Wachovia Capital Partners (formerly First Union Capital Partners), an affiliate of Wachovia Investors and Wachovia Corporation, in 1989 and currently serves as its Chief Investment Officer. Prior to joining Wachovia Capital Partners, Mr. Eubank was a member of Wachovia’s specialized industries group. Mr. Eubank currently serves on the board of directors of CapitalSource Inc. Mr. Eubank earned his undergraduate degree from The Calloway School of Business at Wake Forest University and his Master’s degree in Business Administration from The Fuqua School of Business at Duke University.

Ted A. Gardner, age 47.  Mr. Gardner has served as a director since the completion of the merger in September 2004. He had served on the board of directors of Old COMSYS since 1999. Mr. Gardner served as a Managing Partner of Wachovia Capital Partners and a Senior Vice President of Wachovia from 1990 until 2003 and continues to be associated with Wachovia Investors in an advisory role. Previously, Mr. Gardner served as a Vice President of Kidder, Peabody & Company Incorporated in New York. Mr. Gardner currently serves on the boards of directors of Kinder Morgan, Inc. and Encore Acquisition Company. Mr. Gardner earned his undergraduate degree from Duke University. He received his Doctor of Jurisprudence and Master of Business Administration degrees from the University of Virginia.

Victor E. Mandel, age 40.  Mr. Mandel has served as a director since the completion of the financial restructuring of Venturi Partners in April 2003. Since 2001, Mr. Mandel has served as founder and Managing Member of Criterion Capital Management, an investment company. From May 1999 to November 2000, Mr. Mandel was Executive Vice President-Finance and Development of Snyder Communications, Inc., with operating responsibility for its publicly traded division Circle.com. From June 1991 to May 1999, Mr. Mandel was a Vice President in the Investment Research department at Goldman Sachs & Co. covering emerging growth companies.

Kevin M. McNamara, age 49.  Mr. McNamara has served as a director since October 2004. Since December 2004, Mr. McNamara has served as Chairman of the Board and Interim Chief Executive Officer of ProxyMed, Inc. Mr. McNamara has also served as Chief Financial Officer of Newquest Holdings, Inc., an HMO based in Nashville, TN, since April 2005. From November 1999 until February 2001, Mr. McNamara served as Chief Executive Officer and a director of Private Business, Inc., a provider of electronic commerce solutions that help community banks provide accounts receivable financing to their small business customers. From 1996 to 1999, Mr. McNamara served as Senior Vice President and Chief Financial Officer of Envoy. Before joining Envoy, he served as president of NaBanco Merchant Services Corporation, then one of the world’s largest merchant credit card processors. Mr. McNamara holds a B.S. in Accounting from Virginia Commonwealth University and a Master’s degree in Business Administration from the University of Richmond and is a Certified Public Accountant. Mr. McNamara also serves on the boards of directors of ProxyMed, Inc., HCCA International, Inc., Luminex Corporation and several private companies.

Christopher R. Pechock, age 40.  Mr. Pechock has served as a director since the completion of the financial restructuring of Venturi Partners in April 2003. Mr. Pechock has been active in the distressed securities markets for 14 years and has been an employee of MatlinPatterson Global Advisers LLC since July 2002. Prior to July 2002, Mr. Pechock was a member of Credit Suisse First Boston’s Distressed Group which he joined in 1999. Mr. Pechock also serves on the boards of directors of Huntsman Corporation, Gross International Corporation and Compass Aerospace Corporation.

Arthur C. Roselle, age 34.  Mr. Roselle has served as a director since the completion of the merger in September 2004. He had served on the Board of Directors of Old COMSYS since 2003. Mr. Roselle joined Wachovia Capital Partners, where his investing efforts are focused on the growth industrial and business services industries, in 1999. He currently serves as a Partner of Wachovia Capital Partners. Prior to joining Wachovia Capital Partners, Mr. Roselle served as an Executive Vice President of R-H Capital Partners, L.P. and Vice President of the Robinson-Humphrey Company. Mr. Roselle currently serves on the boards of directors of NewWave Communications and Worldstrides Holdings. Mr. Roselle earned his undergraduate degree and a Master’s of Science degree in Mathematics from the University of Virginia.

Elias J. Sabo, age 34.  Mr. Sabo has served as a director since the completion of the financial restructuring of Venturi Partners in April 2003. Mr. Sabo is a founder of, and an employee with, The Compass Group International LLC, and has served in such capacity since 1998. Prior to joining Compass, Mr. Sabo worked in the acquisition department for Colony Capital, a Los Angeles-based real estate private equity firm, from 1992 to 1996 and as a healthcare investment banker for CIBC World Markets (formerly Oppenheimer & Co.) from 1996 to 1998. Mr. Sabo also serves on the boards of directors of several private companies.

Michael T. Willis, age 60.  Mr. Willis has served as the Chairman of the Board, Chief Executive Officer and President since the completion of the merger in September 2004. Mr. Willis had served as President and Chief Executive Officer of Old COMSYS since September 1999. From 1993 through September 1999, Mr. Willis served as President and Chief Executive Officer of Metamor Worldwide, Inc., formerly COREStaff, Inc. In 1999, Old COMSYS was purchased from Metamor Worldwide by the management of Old COMSYS and certain institutional investors, including Wachovia Capital Partners (then known as First Union Capital Partners). Mr. Willis is one of the leading integrators in the information technology staffing industry and has gained extensive experience managing both public and private companies in the sector for more than 30 years. In addition to COREStaff, he founded the national firm of Talent Tree Personnel Services in 1976. Mr. Willis also founded the regional firms of Willis & Associates (in 1971), Med-Staff (in 1982) and Professional Healthcare Providers (in 1992).

What does the Board Recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

What are the committees of the Board?

Our Board of Directors has the following committees:

Committee	Members	Principal Functions	Number of Meetings in Fiscal 2004*

Audit	Kevin M. McNamara** Victor E. Mandel Christopher R. Pechock

•    Oversees (i) our accounting, auditing and financial reporting processes, including qualifications, independence and performance of our independent auditors, (ii) our internal audit function, (iii) the integrity of our financial statements, (iii) our systems of internal controls regarding finance and accounting and (iv) our risk management and compliance with legal and regulatory requirements.

•    Appoints, sets compensation for, oversees and, where appropriate, replaces independent auditors, resolves disagreements between management and independent auditors regarding financial reporting and pre-approves all auditing, internal control-related and permitted non-audit services.

•    Reviews and discusses with management and independent auditors our annual audited and quarterly unaudited financial statements, including disclosures made in management’s discussion and analysis, as well as our earnings press releases.

•    Discusses with management and independent auditors significant reporting issues and judgment made in connection with the preparation of our financial statements, including any significant changes in accounting principles and quality and appropriateness of the accounting principles as applied in financial reporting.

•    Reviews and discusses with management and independent auditors any major issues as to the adequacy of our internal controls, any material control deficiencies and steps adopted in light thereof and adequacy of disclosures regarding any changes in internal control over financial reporting.

•    Reviews and discusses quarterly reports from independent auditors on critical accounting policies and any alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use thereof and the treatment preferred by independent auditors.

5

Committee	Members	Principal Functions	Number of Meetings in Fiscal 2004*

		• Maintains an open avenue of communication with the Board, our independent auditors, any internal auditors and our management.

Compensation	Ted A. Gardner** Frederick W. Eubank II Elias J. Sabo

•    Oversees, evaluates and, where appropriate, administers our compensation policies, plans and practices, particularly for our executives.

•    Assists the Board in discharging its responsibilities relating to the compensation of our executives, including our Chief Executive Officer, and other key employees.

•    Evaluates the performance of our Chief Executive Officer and other executives in light of established performance goals and objectives.

•    Sets the compensation of our Chief Executive Officer and other executives upon such evaluation.

•    Reviews and recommends to the full Board director compensation.

			5

Governance and Nominating	Frederick W. Eubank II Ted A. Gardner Arthur C. Roselle Christopher R. Pechock Elias J. Sabo	• Subject to our charter and bylaws, identifies individuals who are qualified to become members of the Board and selects candidates to be submitted for election at the Annual Meeting. • Assesses the effectiveness of the Board and its committees. • Reviews various corporate governance issues affecting our company, including the number and functions of the Board’s committees and their governing charters. • Develops and recommends to the Board a set of corporate governance principles and a code of business conduct and ethics.	1

*	Except for Mr. Gardner, Mr. Mandel, Mr. McNamara, Mr. Pechock and Mr. Sabo, our current committee members were appointed to their respective committees in connection with the merger effective as of September 30, 2004. Mr. Gardner was appointed to our Governance and Nominating Committee effective October 27, 2004, replacing Scott B. Perper, who served on our Board and the Governance and Nominating Committee from the effective time of the merger until October 27, 2004. Mr. McNamara was appointed to our Audit Committee effective October 27, 2004, replacing Mr. Gardner who served as the Chairman of our Audit Committee from the effective time of the merger until October 27, 2004. Prior to the merger, our Audit Committee consisted of Mr. Mandel, Janice L. Scites and William J. Simione, our Compensation Committee consisted of Mr. Pechock, Mr. Sabo and Ms. Scites and our Governance and Nominating Committee consisted of Mr. Pechock, Mr. Sabo and Ms. Scites. Mr. Pechock was appointed to the Governance and Nominating Committee effective as of April 28, 2005, replacing Mr. Enterline.
**	Committee Chairperson.

Do the committees have written charters?

Yes. The charters for our Audit Committee, Compensation Committee and Governance and Nominating Committee are attached to this proxy statement as Appendices A, B and C, respectively, and can be also found on our website at www.comsys.com under the “Corporate Governance” caption. Our Corporate Governance Policy and Code of Business Conduct and Ethics, which are referenced in the charters and described in more detail below, are posted on our website under the “Corporate Governance” caption. You can also obtain copies of these documents by writing to Margaret G. Reed, Corporate Secretary, COMSYS IT Partners, Inc., 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027.

Corporate Governance Matters and Communications with the Board

Does the Company have a corporate governance policy?

Our Board of Directors has adopted a Corporate Governance Policy, which is posted on our website under the “Corporate Governance” caption. This policy addresses the following matters, among others: composition of the Board, director qualifications, selection of directors, director responsibilities, service on other boards, Board compensation and performance, Board committees and their responsibilities, management’s responsibilities, Board access to senior management, attendance of non-director executive officers at Board meetings, the Board’s interaction with institutional investors, press and customers, executive session meetings of independent directors, director orientation and continuing education, evaluation of our Chief Executive Officer, succession planning and compliance with our Code of Business Conduct and Ethics.

Who are our independent directors?

Our Corporate Governance Policy provides that a majority of our directors be “independent” as provided by the Nasdaq listing standards. The Board has determined that the following non-employee directors meet the standards regarding independence set forth in the Nasdaq listing standards and our Corporate Governance Policy: Messrs. Eubank, Gardner, Mandel, McNamara, Pechock, Roselle and Sabo.

Governance and Nominating Committee

Our Governance and Nominating Committee currently consists of Messrs. Eubank, Gardner, Pechock, Roselle and Sabo. Each current member of the Governance and Nominating Committee, except Mr. Gardner, Mr. Sabo and Mr. Pechock, was appointed to serve on such committee in connection with the merger effective as of September 30, 2004. Mr. Gardner was appointed to our Governance and Nominating Committee effective October 27, 2004, replacing Scott B. Perper, who served on our Board and the Governance and Nominating Committee from the effective time of the merger until October 27, 2004. Mr. Sabo has served on our Governance and Nominating Committee since May 8, 2003. Mr. Pechock was appointed to serve on our Governance and Nominating Committee effective April 28, 2005. Our Board has determined that each current member of the Governance and Nominating Committee is independent for purposes of serving on such committee under the Nasdaq listing standards.

Audit Committee

Our Audit Committee currently consists of Messrs. Mandel, McNamara and Pechock. Mr. McNamara serves as the chairman of the Audit Committee. Mr. McNamara was appointed to our Audit Committee effective October 27, 2004, replacing Mr. Gardner who served as the Chairman of our Audit Committee from the effective time of the merger until October 27, 2004. Our Board has determined that each current member of the Audit Committee is independent for purposes of serving on the Audit Committee under the Nasdaq listing standards and applicable federal law. Our Board has also determined that each current member of the Audit Committee is financially literate under the Nasdaq listing standards, and that at least one member, Mr. McNamara, is an audit committee financial expert as defined by the SEC.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Eubank, Gardner and Sabo. Mr. Gardner serves as the chairman of the Compensation Committee. Each current member of the Compensation Committee, except Mr. Sabo, was appointed to serve on the Compensation Committee in connection with the merger effective as of September 30, 2004. Mr. Sabo has served on our Compensation Committee since May 8, 2003. Our Board has determined that each current member of the Compensation Committee is independent for purposes of serving on the Compensation Committee under the Nasdaq listing standards.

Our Board has determined that each current member of the Compensation Committee is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code. Our Board has also determined that Messrs. Eubank and Gardner qualify as “non-employee directors” in accordance with Rule 16b-3 of the Exchange Act. The Board has established a subcommittee of the Compensation Committee, comprised solely of Messrs. Eubank and Gardner, to approve any Section 16b-3 transactions.

Do our independent directors meet separately without management?

Our Corporate Governance Policy provides that independent directors will meet in regularly scheduled executive sessions, which shall be held at such times as determined by the Chairman of the Board or by the presiding independent director. During fiscal 2004, our independent directors held nine executive sessions.

How can I communicate with the Board?

Our Board of Directors maintains a process for stockholders and interested parties to communicate with the Board. Stockholders may write to the Board c/o Corporate Secretary, COMSYS IT Partners, Inc., 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027. Communications addressed to individual Board members and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the individual addresses. Any communications addressed to the Board of Directors and clearly marked as stockholder communications will be forwarded by the Corporate Secretary unopened to the Governance and Nominating Committee.

Do directors attend the Annual Meeting?

Recognizing that director attendance at the Company’s Annual Meeting can provide the Company’s stockholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages its directors to attend the Annual Meeting of Stockholders. In 2004, a majority of the Company’s directors attended the Special Meeting in Lieu of 2004 Annual Meeting held on September 27, 2004.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues and to help us conduct our business in accordance with all applicable laws, rules and regulations and with the highest ethical standards. Our Code of Business Conduct and Ethics applies to all directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and all other executive officers. We also expect the consultants we retain to abide by our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics sets forth our policies with respect to public disclosure of Company information, our financial statements and records, compliance with laws, rules and regulations, insider trading, conflicts of interest, corporate opportunities, fair dealing, confidentiality, equal employment opportunity and harassment, protection and proper use of our assets and employee complaint procedures. The Code of Business Conduct and Ethics is posted on our website at www.comsys.com under the “Corporate Governance” caption. Any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal accounting officer or controller (or persons performing similar functions) and is required to be disclosed by the relevant rules and regulations of the SEC will be posted on our website.

Nominating Process For Directors

The Governance and Nominating Committee and Corporate Governance Policy

The Governance and Nominating Committee of our Board is comprised of five non-employee directors (two Group A directors and three Group B directors), all of whom have been determined by our Board to be independent under Nasdaq listing standards and our Corporate Governance Policy. Subject to the provisions of our charter, bylaws and the voting agreement described below, the Governance and Nominating Committee identifies individuals who are qualified to become members of the Board and, on behalf of the Board, selects and recommends director candidates to be submitted for election at the Annual Meeting in accordance with our Corporate Governance Policy. Our Corporate Governance Policy outlines the criteria for Board membership. These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and, as a general rule, should be persons who have demonstrated exceptional ability, diligence and judgment. In addition, the policy requires that at least a majority of the Board consist of independent directors. The Governance and Nominating Committee will also take into account the nature and time involved in an individual’s service on other boards (considering, among other factors, the specific board committees on which he or she sits) in evaluating the individual’s suitability for the Board. Directors should also be willing and able to devote the required amount of time to company business. The Governance and Nominating Committee has not developed or recommended to the Board any specific criteria for Board membership to complement these general criteria.

Our Charter and Bylaws

Our charter, which became effective on September 30, 2004 at the effective time of the merger, provides that for the first three years after the merger, directors may be nominated only pursuant to the voting agreement described below or in accordance with Section 3.2 of our bylaws, which also became effective upon the completion of the merger. Section 3.2 provides that nominations may be made:

•	on behalf of our Board by the Governance and Nominating Committee in accordance with Section 3.2;

•	pursuant to any agreement of ours under which a party has a contractual right to nominate a director; and

•	by any stockholder who is a stockholder as of the record date of any meeting who complies with the advance notice requirements of Section 3.2 of our bylaws, which stockholder nomination process is described in more detail under the heading “Nominations by Stockholders” set forth below.

Under Section 3.2 of our bylaws, during the first three years following the merger, the Governance and Nominating Committee is to consist of five directors who are independent directors eligible to serve on such Committee under applicable rules of Nasdaq (or if our common stock is not traded on Nasdaq, the principal securities exchange or market on which shares of our common stock are listed or approved for trading), which we refer to in this document as “independent directors.” If there are three or more Group B directors who are independent directors, then three of the five members of the Governance and Nominating Committee must be Group B directors. If there are fewer than three Group B directors who are independent directors, then the Governance and Nominating Committee will include the number of Group B directors who are independent directors. If there are two or more Group A directors who are independent directors, then two of the five members of the Governance and Nominating Committee must be Group A directors. If there is only one Group A director who is an independent director, then that Group A director will serve on the Governance and Nominating Committee. The Group B directors serving on the Governance and Nominating Committee will make up a subcommittee referred to as the “Group B subcommittee,” and the Group A directors serving on the Governance and Nominating Committee will make up a separate subcommittee referred to as the “Group A subcommittee.”

Section 3.2 of our bylaws gives the Group A subcommittee and the Group B subcommittee the right to recommend to the Governance and Nominating Committee a number of nominees, based on the size of the Board of Directors. However, the number of nominees that the Group B subcommittee is entitled to recommend for election at any annual meeting will be reduced by the number of nominees designated for election at that annual meeting under the voting agreement described below.

Subject to applicable fiduciary duties, the Governance and Nominating Committee will recommend to the stockholders the nominees recommended by the Group A subcommittee and the Group B subcommittee. Individuals recommended by the Group A subcommittee, if elected to the Board of Directors, are deemed to be Group A directors. Individuals recommended by the Group B subcommittee or designated as a nominee pursuant to the voting agreement described below, if elected to the Board of Directors, are deemed to be Group B directors.

The Group A subcommittee is delegated the exclusive authority to fill any vacancy caused by the death, resignation or removal of any Group A director and, subject to the limits on the number of nominees the Group A subcommittee can nominate based on the size of the Board of Directors, vacancies resulting from an increase in the size of the Board of Directors. The Group B subcommittee has the right to fill any vacancy caused by the death, resignation or removal of any Group B director and, subject to the limits on the number of nominees the Group B subcommittee can nominate based on the size of the Board of Directors, vacancies resulting from an increase in the size of the Board of Directors.

If either the Group A subcommittee or the Group B subcommittee fails to recommend the maximum number of nominees permitted or to fill any vacancy that it has the delegated authority to fill, the Governance and Nominating Committee may nominate the number of nominees or vacancies permitted to be recommended or filled by the applicable subcommittee but not recommended or filled by that subcommittee. In such a case, any director so nominated or elected by the Governance and Nominating Committee will not be deemed a Group A or Group B director and need not satisfy the qualification requirements for Group A or Group B directors discussed below.

Each of the Group A subcommittee and the Group B subcommittee is to be dissolved if for a period of 30 days there are no Group A directors or Group B directors, respectively, who are independent directors. Upon dissolution of any subcommittee, the Governance and Nominating Committee will have the authority to recommend nominees or elect directors to fill vacancies to the extent formerly delegated to that subcommittee, subject to any contractual right we have given to others to designate directors, including under the voting agreement described below.

The Group A subcommittee may not recommend a nominee or elect a director to fill a vacancy unless, after giving effect to the election of such person, there would be at least:

•	three Group A directors who are independent directors;

•	two Group A directors who would be considered “independent” for the purposes of serving on the Audit Committee of the Board of Directors under the rules of Nasdaq (or if our common stock is not traded on Nasdaq, the principal securities exchange or market on which our common stock is then listed or approved for trading) and who are willing to serve on the Audit Committee; and

•	one Group A director who is an “audit committee financial expert” as set forth in Item 401 of Regulation S-K of the SEC.

The Group B subcommittee may not recommend a nominee or elect a director to fill a vacancy unless, after giving effect to the election of such person, there would be at least three Group B directors who are independent directors or, if the size of the Board of Directors is 11, 12 or 13, four independent directors. One of the Group B directors must be considered “independent” for purposes of serving on the Audit Committee, as described above, and must be willing to serve on the Audit Committee.

Our bylaws also provide that Group B directors will constitute a majority of the Compensation Committee and such Committee will have at least one Group A director during the first three years after the merger.

Voting Agreement

At the effective time of the merger, Wachovia Investors, Inc. beneficially owned 47.3% of our outstanding common stock, MatlinPatterson Global Opportunities Partners, L.P. beneficially owned 9.5% of our outstanding common stock and Inland Partners, L.P. and Links Partners, L.P. collectively beneficially owned 9.5% of our outstanding common stock. Pursuant to the terms of the voting agreement entered into at the time of the merger with certain of our stockholders, Wachovia Investors has the right to recommend to the nominating committee of our Board four to six nominees to be elected to our Board, depending on the size of the Board, during the first three years after the merger. Each stockholder party to the voting agreement is required to vote its shares of our common stock in favor of such nominees. Although MatlinPatterson is not a party to the voting agreement, MatlinPatterson has separately agreed to vote all of its shares of our common stock in favor of the directors nominated by our Governance and Nominating Committee during the first three years after the merger. In addition, we have agreed to nominate Michael T. Willis to serve as a director during that three-year period, so long as he remains our chief executive officer. Certain parties to the voting agreement also have the conditional right to designate observers to attend meetings of our Board of Directors. After the expiration of this three-year period, the stockholders that are parties to the voting agreement and owned more than 10% of our outstanding stock at the effective time of the merger will have the right to designate nominees for election to the board if they then own 10% or more of our common stock.

Nominations by Stockholders

Our bylaws permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Governance and Nominating Committee. To nominate a director using this process, the stockholder must follow the procedures set forth in our bylaws. Those procedures require a stockholder to notify the Company’s Secretary of a proposed nominee not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. Notwithstanding the foregoing, if the Annual Meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be received (i) not less than 90 days before the meeting or 10 days following the day on which public announcement of the date of the annual meeting was first made by the Company (ii) nor more than 120 days prior to the meeting. The notice to the Secretary should include the following:

•	The nominee’s name, age and business and residence addresses;

•	The nominee’s principal occupation or employment;

•	The class or series and number of shares of capital stock of the Company, if any, owned beneficially or of record by the nominee;

•	The name and address of the stockholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Company capital stock owned by the stockholder beneficially and of record;

•	A description of all arrangements or understandings among the stockholder, the beneficial owner, if any, on whose behalf the nomination is made, and the nominee;

•	A representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice; and

•	Any other information regarding the nominee, stockholder and the beneficial owner, if any, on whose behalf the nomination is made, that would be required to be included in a proxy statement relating to the election of directors.

Subject to the provisions of our charter, bylaws and the voting agreement discussed above, the Governance and Nominating Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the Governance and Nominating Committee, the stockholder should follow the same procedures set forth above for nominations to be made directly by the stockholder. In addition, the stockholder should provide such other information as it may deem relevant to the Committee’s evaluation. Candidates recommended by the Company’s stockholder are evaluated on the same basis as candidates recommended by the Company’s directors, CEO, other executive officers, third party search firms or other sources.

For more details regarding the nomination process, please refer to the voting agreements and our charter and bylaws, which are filed as Exhibits 2.4, 2.5, 3.1 and 3.2 to our Current Report on Form 8-K filed with the SEC on October 4, 2004, and our Corporate Governance Policy which is posted on our website.

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the Audit Committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent auditors and providing an open venue for communication among the independent auditors, financial and senior management, any internal auditors and the Board of Directors of the Company. The Audit Committee is currently comprised of three non-employee directors who satisfy the requirements of Nasdaq as to independence and financial literacy. Kevin M. McNamara, the Chairman of the Audit Committee, was appointed to our Audit Committee in November 2004, replacing Ted A. Gardner who served as the Chairman of our Audit Committee from the effective time of the merger until November 2004. The Board has determined that at least one member, Mr. McNamara, is an audit committee financial expert as defined by the SEC. A more detailed description of the responsibilities of the Audit Committee is set forth in its written charter attached to this proxy statement as Appendix A and posted on our website at www.comsys.com. The following report summarizes certain of the Committee’s activities with respect to its responsibilities during the fiscal year 2004.

Review with Management. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended January 2, 2005.

Engagement of Ernst & Young LLP. On October 21, 2004, the Company dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm effective upon completion of services related to the review of the Company’s Form 10-Q for the quarter ended September 26, 2004. The Company engaged Ernst & Young LLP as its new independent registered public accounting firm. The Audit Committee participated in and approved the decision to change the Company’s independent registered public accounting firm. As noted in the Company’s Current Report on Form 8-K filed on October 27, 2004 and confirmed by PricewaterhouseCoopers LLP in its letter attached to the 8-K as Exhibit 16.1, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Company’s two most recent fiscal years and through October 21, 2004 that would have required disclosure in the auditor’s reports on the financial statements for such periods. PricewaterhouseCoopers LLP’s reports on the Company’s financial statements for the past two fiscal years ended December 29, 2002 and December 28, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

Discussions with Independent Auditing Firm. The Audit Committee has discussed with Ernst & Young LLP, independent auditors for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with that firm its independence from the Company.

Recommendation to the Board of Directors. Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2005.

THE AUDIT COMMITTEE

Kevin M. McNamara, Chairman

Victor E. Mandel

Christopher R. Pechock

Executive Compensation

The Compensation Committee of the Board is comprised of three directors. Each current member of the Compensation Committee, except Elias J. Sabo, was appointed to serve on the Compensation Committee in connection with the merger effective as of September 30, 2004. Mr. Sabo has served on the Compensation Committee since April 2003. Our Board has determined that each current member of the Compensation Committee is independent for purposes of serving on such committee under the Nasdaq listing standards. Our Board has determined that each current member of the Compensation Committee is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code. Our Board has also determined that Messrs. Eubank and Gardner qualify as “non-employee directors” in accordance with Rule 16b-3 of the Exchange Act. The Board has established a subcommittee of the Compensation Committee, comprised solely of Messrs. Eubank and Gardner, to approve any Rule 16b-3 transactions.

The Compensation Committee of the Board is charged with administering our company’s executive compensation programs.

Compensation Committee Report to Stockholders on Executive Compensation

Our Compensation Committee evaluates the performance, and based on such evaluation sets the compensation, of our Chief Executive Officer and other executive officers, and administers our equity compensation plans. Set forth below is the Compensation Committee’s report on its actions and policies with regard to the compensation of our Chief Executive Officer and our other executive officers generally for our fiscal year ended January 2, 2005.

General

The Compensation Committee is responsible for reviewing and approving the compensation plans for our executive officers. The Compensation Committee believes that compensation of executive officers should be fair to both the employee and the stockholders, externally competitive and designed to align the interests of executive officers with the interests of the stockholders. The compensation program for executive officers is designed to set compensation based on the attainment of financial and other performance objectives, to establish compensation levels that will enable us to attract and retain talented individuals and to motivate them to achieve our business objectives.

As a result of the merger, our executive officers include four Old COMSYS executives and one Venturi executive. The compensation programs for each of these executives were approved prior to the merger by each company’s Compensation Committee and remained in place through the end of our fiscal year ended January 2, 2005. The current Compensation Committee is in the process of reviewing each of these programs and developing a new program which reflects the financial performance of the combined company.

The compensation programs consist of three principal components. These components are (i) base salary, (ii) incentive bonus awards made under these officers’ employment agreements and incentive bonus plan and (iii) equity-based compensation.

Base Salary: To Attract and Retain Management Talent

Base salaries are designed to help attract and retain management talent. To ensure that salary ranges are competitive in the overall marketplace, salary ranges are periodically compared to the salaries paid for comparable positions by peers and with other companies of comparable size. Our general objective is to consider the sustained performance of our executive officers in establishing base salaries. Among the factors considered are length of service, individual performance, scope of responsibilities and successful management of corporate departments or operating divisions. In addition, the Compensation Committee recognized the challenges of combining the companies in connection with the merger and the importance of efficient management of the combined company. The assessment of management performance focuses on both qualitative factors (such as leadership and management qualities) and quantitative factors (such as growth of revenues, operating earnings, cash flow, earnings per share and the containment of expenses).

The Chief Executive Officer historically has evaluated the overall performance of our executive officers, including those officers named in the Summary Compensation Table, and made recommendations for base salary adjustments to the Compensation Committee. Financial and business goals and objectives are typically discussed with key executives, and periodic meetings of key executives are held to discuss business strategies, financial and business performance, budgeting matters and strategic planning matters. An executive’s overall evaluation is a combination of a qualitative review by the chief executive officer and a review of the extent to which pre-established business and financial objectives have been obtained.

Michael T. Willis, Chief Executive Officer and President, Michael H. Barker, Executive Vice President—Field Operations, David L. Kerr, Senior Vice President—Corporate Development, Margaret G. Reed—Senior Vice President, General Counsel and Corporate Secretary, and Joseph C. Tusa, Jr., Senior Vice President—Chief Financial Officer and Assistant Secretary, are each parties to employment agreements. The base salaries for each of these officers were set forth in these employment agreements, subject to an annual increase as may be determined by the Compensation Committee. Upon completion of the merger, Mr. Barker’s base salary was increased to reflect his increased responsibility, and the larger business and higher potential profitability of the combined business.

Incentive Bonus Awards: To Reward Excellent Year-to-Year Performance

The Compensation Committee believes that annual bonuses motivate executives and reward them for good performance. Historically, our Chief Executive Officer and other executive officers were eligible to earn annual incentive bonuses under their employment agreements and the incentive bonus plan. Annual incentive bonuses were linked to the achievement of certain financial goals established by the Compensation Committee in the annual incentive plan.

Under the COMSYS 2004 Annual Incentive Plan, our Chief Executive Officer and other executive officers are eligible to receive an annual bonus based on our achievement of EBITDA targets approved by the Compensation Committee. The plan sets forth the bonus targets for the Chief Executive Officer and each other executive officer and specifies the percentage of bonus targets payable to such executives upon achieving specified EBITDA targets. As discussed below under the heading “Employment Agreements,” Mr. Willis is eligible for an annual bonus ranging from 40% to 200% of the annual bonus target (set at $250,000 for 2004, subject to an annual increase by the Compensation Committee) based upon the achievement of EBITDA targets established by the Compensation Committee. Mr. Tusa, Mr. Kerr and Ms. Reed are each eligible for an annual bonus, ranging from 50% to 200% of one-half of such executive’s annual base salary, also referred to as their bonus target, based upon the achievement of EBITDA targets established by the Compensation Committee. Except for Mr. Willis, each additional 5% incremental increase over the maximum established EBITDA target will result in an additional 5% incremental increase in the bonus target for these executives. No incentive is provided unless a minimum of 90% of the EBITDA plan is achieved. Ms. Reed is also entitled to receive a special bonus equal to 33% of the savings in legal fees as defined in her employment agreement. The criteria for Mr. Barker’s incentive bonus are set forth in his employment agreement discussed in more detail under the “Employment Agreements” caption below.

Due in part to the circumstances associated with the merger, Old COMSYS did not meet the EBITDA targets previously established by the Compensation Committee for fiscal 2004. However, the Committee believed that the successful closing of the merger was a significant achievement of critical importance to the Company and, on a discretionary basis, rewarded certain executive officers who were not otherwise receiving a bonus for the potential increased value created by the merger. The Compensation Committee also established a special bonus plan tied to the successful integration of Old COMSYS and Venturi under which bonuses would not be earned until the successful completion of the integration plan during 2005. The goals of the integration plan are to improve the Company’s cash flow, reduce expenses, improve cross-selling opportunities and enhance operating efficiencies. In addition, Ms. Reed received a bonus pursuant to her employment agreement for savings associated with Old COMSYS’ legal fees. Prior to the merger, Venturi’s Compensation Committee approved a special bonus to Mr. Barker payable upon the successful completion of the merger. In addition, Mr. Barker earned an incentive bonus in 2004 pursuant to his employment agreement based on the provisions of the plan implemented prior to the merger. See “Summary Compensation Table.”

Equity Based Compensation: To Promote Long Term Growth and Stockholder Value

One of the Compensation Committee’s goals is to include equity-based compensation as a meaningful portion of our executive officers’ compensation generally. Through the granting of equity awards, we seek to align the interests of executive officers more closely with those of our stockholders by motivating and rewarding actions that lead to long-term value creation for stockholders. In addition, we recognize that equity awards are a necessary part of a competitive compensation program, which, as discussed above, is designed to attract and retain qualified executives.

In 2004, prior to the merger, we rewarded our executive officers with discretionary compensation awards in the form of incentive stock options and non-qualified stock options granted under our 2003 Equity Incentive Plan, which replaced our 1995 Equity Participation Plan. Our 1995 Equity Participation Plan was terminated in connection with our financial restructuring in 2003, and most of our employees and directors forfeited their options issued under that plan. In 2004, options to purchase 100,000 shares of our common stock were granted to an executive officer under our 2003 Equity Incentive Plan. Options granted to our executive officers prior to the merger (other than options granted in lieu of cash bonuses) generally have vested over a four-year period in order to encourage executives and other key employees to remain in our employ and to foster a long-term perspective. Options granted to Venturi executives prior to the merger became fully vested and immediately exercisable at the effective time of the merger.

Equity compensation for our current Chief Executive Officer and other executive officers (formerly with Old COMSYS) in 2004 consisted of awards under the Old COMSYS 2004 Management Incentive Plan. In connection with our September 30, 2004 merger, the shares of Old COMSYS’ Class D Preferred Stock awarded under the Old COMSYS 2004 Management Incentive Plan and outstanding immediately prior to the effective time of the merger were cancelled and converted automatically into the right to receive an aggregate of 1,405,844 shares of our common stock subject to vesting and certain other restrictions, of which approximately 2% were placed in escrow to secure certain obligations under the merger agreement. Mr. Willis, Mr. Tusa, Mr. Kerr and Ms. Reed received 688,864, 182,760, 182,760 and 168,701 shares, respectively, of such restricted common stock, of which 13,785, 3,657, 3,657 and 3,376 shares, respectively, were placed in escrow as described above. As of January 2, 2005, the vesting restrictions with respect to 44.4% of such shares lapsed.

In connection with the merger, our Board adopted the 2004 Stock Incentive Plan, which was approved by our stockholders on September 27, 2004 and became effective as of September 30, 2004. No executive officer has received any grant of options under this plan to date but, in connection with the new combined company compensation program, the Compensation Committee will determine their policy with respect to awards that may be granted under this plan.

Michael T. Willis has served as our Chairman of the Board, Chief Executive Officer and President since September 30, 2004, the effective date of the merger, and his 2004 compensation was determined as set forth in his employment agreement with Old COMSYS. See “Executive Compensation—Employment Agreements.” As a result of the successful completion of the merger and his leadership of the combined company, Mr. Willis was awarded a special discretionary bonus as set forth in the compensation table. Larry L. Enterline has served as our Chief Executive Officer since December 2000 until September 30, 2004. His 2004 compensation was determined as set forth in his separation agreement executed in connection with the merger, which agreement amended and superceded certain provisions of his employment agreement and option agreements. See “Summary Compensation Table.” The terms of Mr. Enterline’s employment and separation agreements are described in this proxy statement under the captions “Employment Agreements” and “Severance Agreements.”

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee’s general policy is to structure long-term and incentive compensation programs to preserve the tax deductibility of compensation paid to our executive officers including under the executive incentive plan. However, base salaries and other non-performance based compensation as defined in Section 162(m) in excess of $1 million paid to these executive officers in any year would not qualify for deductibility under Section 162(m).

THE COMPENSATION COMMITTEE

Ted A. Gardner, Chairman

Frederick W. Eubank II

Elias J. Sabo

The Compensation Committee Report and the disclosure regarding the independence of the members of the Compensation Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC nor deemed incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into the filing.

Compensation Committee Interlocks and Insider Participation

No current member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Tables

Summary Compensation Table

The following table provides information concerning total compensation earned by all persons who served as Chief Executive Officer during the fiscal year ended January 2, 2005, and the four other most highly paid executive officers of the Company.

							Long-Term Compensation
		Annual Compensation					Awards				Payouts
Name and Principal Position	Year	Salary	Bonus (1)			Other Annual Compensation($)	Restricted Stock Award($)		Shares Underlying Options/SARs Granted		Long-Term Incentive Payout($)	All Other Compensation
Michael T. Willis(2) Chief Executive Officer, President and Chairman of the Board of Directors	2004 2003 2002	$100,079 — —		$200,000 — —		— — —	— —	(3)	— — —		— — —	$6,991 — —	(4)

Michael H. Barker(5) Executive Vice President – Field Operations	2004 2003 2002	$260,200 240,000 240,000		$280,000 21,600 84,000		— — —	— — —		100,000 90,000 —	(6) (6)	— — —	$15,100 24,000 16,390	(7) (8) (9)

Joseph C. Tusa, Jr.(10) Senior Vice President, Chief Financial Officer and Assistant Secretary	2004 2003 2002	$71,625 — —		— —	(11)	— — —	— —	(3)	— — —		— — —	$581 — —	(12)

David L. Kerr (13) Senior Vice President – Corporate Development	2004 2003 2002	$68,750 — —		$100,000 — —		— — —	— —	(3)	— — —		— — —	$1,550 — —	(12)

Margaret G. Reed (14) Senior Vice President, General Counsel and Corporate Secretary	2004 2003 2002	$62,500 — —		$150,000 — —		— — —	— —	(3)	— — —		— — —	$796 — —	(12)

Larry L. Enterline (15) Chief Executive Officer and Chairman of the Board of Directors	2004 2003 2002	$400,377 400,000 400,000	$	— 36,000 280,000	(19)	— — —	— — —		230,000 —	(16) (6)	— — —	$948,415 9,600 9,600	(17) (18) (18)

(1)    Except as provided in a separate footnote, bonus amounts include bonuses earned in the fiscal year specified in the table and do not include bonuses paid in such year, but earned in the preceding year.

(2)    Mr. Willis was appointed to serve as our Chairman of the Board, Chief Executive Officer and President effective as of September 30, 2004 in connection with the merger. Accordingly, information with respect to Mr. Willis’ 2004 compensation is provided beginning September 30, 2004.

(3)    Does not include shares of Old COMSYS’ Class D Preferred Stock awarded under the Old COMSYS 2004 Management Incentive Plan. In connection with our September 30, 2004 merger, each share of Old COMSYS’ Class D Preferred Stock awarded under the management incentive plan and outstanding immediately prior to the effective time of the merger was cancelled and converted automatically into the right to receive 1,405,844 shares of our common stock subject to vesting and certain other restrictions, of which approximately 2% was placed in escrow to secure certain obligations under the merger agreement. Mr. Willis, Mr. Tusa, Mr. Kerr and Ms. Reed received 688,864, 182,760, 182,760 shares and 168,701, respectively, of such restricted common stock, of which 13,785, 3,657, 3,657 and 3,376 shares, respectively, were placed in escrow as described above. As of January 2, 2005, the vesting restrictions with respect to 44.4% of such shares had lapsed.

(4)    This amount represents reimbursements for health benefits and country club dues for a period beginning September 30, 2004 through the end of fiscal 2004.

(5)    Mr. Barker served as President of our Division Operations prior to the merger and was appointed to serve as our Executive Vice President—Field Operations effective as of September 30, 2004 in connection with the merger.

(6)    Granted under our 2003 Equity Incentive Plan.

(7)    This amount represents an auto allowance and club membership dues of $15,100. This amount excludes $91,765 representing payments made to Mr. Barker under the non-qualified profit sharing plan in 2004 allocated to the named executive officer in prior years. See “Employee Benefit Plans—Non-Qualified Profit Sharing Plan.”

(8)    This amount represents an auto allowance and club membership dues of $14,160 and 2003 allocations to our non-qualified profit sharing plan for Mr. Barker of $9,840.

(9)    This amount represents an auto allowance and club membership dues of $13,640 and a matching contribution to the Venturi Technology Partners 401(k) plan of $2,750.

(10)    Mr. Tusa was appointed to serve as our Senior Vice President, Chief Financial Officer and Assistant Secretary effective as of September 30, 2004 in connection with the merger. Accordingly, information with respect to Mr. Tusa’s 2004 compensation is provided beginning September 30, 2004.

(11)    Mr. Tusa is eligible to receive a special bonus equal to $115,000 under the bonus plan established by the Compensation Committee in connection with the integration of Old COMSYS and Venturi, which bonus will not be earned until the successful completion of the integration plan during 2005.

(12)    This amount represents club membership dues.

(13)    Mr. Kerr was appointed to serve as our Senior Vice President—Corporate Development effective as of September 30, 2004 in connection with the merger. Accordingly, information with respect to Mr. Kerr’s 2004 compensation is provided beginning September 30, 2004.

(14)    Ms. Reed was appointed to serve as our Senior Vice President, General Counsel and Corporate Secretary effective as of September 30, 2004 in connection with the merger. Accordingly, information with respect to Ms. Reed’s 2004 compensation is provided beginning September 30, 2004.

(15)    Mr. Enterline, our former Chief Executive Officer, resigned effective as of September 30, 2004 in connection with the merger.

(16)    Excludes options to purchase 6,000 shares of our common stock granted to Mr. Enterline under our 2004 Stock Incentive Plan on October 1, 2004 as a portion of his compensation as a director after he ceased to be one of our executive officers.

(17)    This amount represents a severance payment of $939,900 and an auto allowance of $8,515. This amount excludes a payment of $708,149 made in 2004 in connection with Mr. Enterline’s deferred compensation, representing a $400,000 bonus earned in 2001 and a $280,000 bonus earned in 2002, plus interest. See “Severance Agreements.”

(18)    This amount represents an auto allowance.

(19)    At the request of the Compensation Committee, Mr. Enterline deferred the payment of his bonus in 2002. This deferred bonus, together with the deferred bonus of $400,000 for 2001, was paid to Mr. Enterline as provided in his separation agreement. See “Severance Agreements.”

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides certain information concerning grants of stock options to the named officers during fiscal year ended January 2, 2005.

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in the Last Fiscal Year	Exercise or Base Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Michael T. Willis	—	—	—	—	—	—
Michael H. Barker	100,000	20%	$8.55	9/30/2014	$1,392,705	$2,217,650
Joseph C. Tusa, Jr.	—	—	—	—	—	—
David L. Kerr	—	—	—	—	—	—
Margaret G. Reed	—	—	—	—	—	—
Larry L. Enterline(1)	—	—	—	—	—	—

(1)	Does not include options to purchase 6,000 shares of our common stock, with an exercise price of $8.55 per share, which Mr. Enterline received on October 1, 2004 as a portion of his compensation as a director after he ceased to be one of our executive officers.

AGGREGATED OPTION EXERCISES IN LAST

FISCAL YEAR AND YEAR-END OPTION VALUES

The following table provides certain information concerning option exercises and unexercised options held as of January 2, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at January 2, 2005		Value of Unexercised In-the-Money Options at January 2, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael T. Willis	—	—	—	—	—	—
Michael H. Barker	—	—	90,000	100,000	$131,850	$145,000
Joseph C. Tusa, Jr.	—	—	—	—	—	—
David L. Kerr	—	—	—	—	—	—
Margaret G. Reed	—	—	—	—	—	—
Larry L. Enterline(1)	—	—	—	—	—	—

(1)	Does not include options to purchase 6,000 shares of our common stock, with an exercise price of $8.55 per share, that Mr. Enterline received on October 1, 2004 as a portion of his compensation as a director after he ceased to be one of our executive officers.

EQUITY COMPENSATION PLAN INFORMATION

We currently have options outstanding under the 1995 Equity Participation Plan, the 2003 Equity Incentive Plan and the 2004 Stock Incentive Plan. Each of these plans was approved by our stockholders. The 1995 Equity Participation Plan was terminated in connection with our financial restructuring in 2003. The following table provides information about our common stock that may be issued under these equity compensation plans as of January 2, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants (1)	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (2)	1,131,278	$10.94	758,404
Equity compensation plans not approved by security holders	None	None	None

Total

(1)	No warrants were outstanding under these plans as of January 2, 2005.
(2)	Does not include options to purchase 67 shares of our common stock outstanding under the Old COMSYS 1999 Stock Option Plan. The 1999 Stock Option Plan was terminated in connection with the merger. At the effective time of the merger, each option to acquire shares of Old COMSYS common stock that was outstanding under the Old COMSYS 1999 Stock Option Plan immediately prior to the effective time of the merger remained outstanding and became exercisable for shares of our common stock at the rate of 0.0001 of a share for each share of Old COMSYS common stock, and the exercise price per share was adjusted in accordance with the conversion ratio referenced above to $20,000 per share.

Stock Performance Graph

The following graph compares the cumulative total return on our common stock for the five fiscal years ended January 2, 2005 with the cumulative total return of the S&P 400 Index and a peer group index we selected. Our current peer group consists of six public companies that specialize in providing IT and other staffing services in the United States. All cumulative returns assume the investment of $100 in each of our common stock, the S&P 400 Index, and our peer group index on January 3, 2000, the first day of fiscal 2000, and assume the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG COMSYS IT PARTNERS, INC. (formerly, VENTURI PARTNERS, INC.),

THE S&P MIDCAP 400 INDEX, NEW PEER GROUP AND OLD PEER GROUP*

	1/3/00	12/31/00	12/30/01	12/29/02	12/28/03	1/2/05
COMSYS IT Partners, Inc.	100.0	16.88	8.80	1.45	4.40	4.00
New Peer Group Index*	100.0	36.22	46.87	37.82	58.93	61.21
S & P Midcap 400 Index	100.0	117.51	116.79	99.84	135.41	157.73
Old Peer Group Index*	100.0	105.78	105.75	78.43	112.84	131.57

*The following companies currently comprise our peer group, also referred as the New Peer Group: Spherion Corp., MPS Group,, Inc., Kforce Inc., Computer Horizons Corp., Analysts International Corporation and CDI Corp. Our peer group for the fiscal year ended December 28, 2003, also referred to as the Old Peer Group, consisted of Spherion Corp., MPS Group, Inc., Barrett Business Services Inc., Robert Half International Inc., Kelly Services, Inc., Manpower, Inc. and Edgewater Technologies, Inc. (Edgewater’s business now focuses on technical consulting, software development and systems integration). We determined in good faith that selection of a new peer group was appropriate due to our September 30, 2004 merger, which limited the comparative value of the Old Peer Group.

The Stock Performance Graph and the related information should not be deemed to be “soliciting material” or to be “filed” with the SEC nor deemed incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into the filing.

Employee Benefit Plans

2004 Stock Incentive Plan

In connection with the merger, our Board of Directors adopted the 2004 Stock Incentive Plan, which was approved by our stockholders on September 27, 2004 and became effective as of the effective time of the merger. Under the 2004 Stock Incentive Plan, 1,159,669 shares of our common stock are reserved for issuance to our officers, employees, directors and consultants, as well as the officers, employees, directors and consultants of our subsidiaries. As of March 30, 2005, options to purchase 414,000 shares of our common stock were outstanding under our 2004 Stock Incentive Plan, and 739,669 shares of our common stock remain authorized for issuance and are reserved for future grants under our 2004 Stock Incentive Plan. The weighted average exercise price of the options outstanding under this plan is $8.54 per share. No awards were granted to the named executive officers under the 2004 Stock Incentive Plan in 2004.

2003 Equity Incentive Plan and 1995 Equity Participation Plan

Our 2003 Equity Incentive Plan was approved by our stockholders on July 24, 2003 and replaced our 1995 Equity Participation Plan. Our 1995 Equity Participation Plan was terminated in connection with our financial restructuring in 2003, and most of our employees and directors forfeited their options issued under that plan. As of March 30, 2005, options to purchase 4,978 shares of our common stock were outstanding under the 1995 Equity Participation Plan. The weighted average exercise price of these options is $226.03.

As of March 30, 2005, options to purchase 706,300 shares of our common stock with a weighted average exercise price of $10.85 were outstanding under our 2003 Equity Incentive Plan and 18,735 shares of our common stock remain authorized for issuance and reserved for future grants under our 2003 Equity Incentive Plan. We granted options to purchase an aggregate of 100,000 shares of our common stock to a named executive officer under the 2003 Equity Incentive Plan in 2004.

Old COMSYS 2004 Annual Incentive Plan

Under the Old COMSYS 2004 Annual Incentive Plan, our Chief Executive Officer and other executive officers are eligible to receive an annual bonus based on the achievement of EBITDA targets approved by the compensation committee. The plan sets forth the bonus targets for the Chief Executive Officer and each other executive officer and specifies the percentage of bonus targets payable to such executives upon achieving specified EBITDA targets. As discussed below under the heading “Employment Agreements,” Mr. Willis is eligible for an annual bonus ranging from 40% to 200% of the annual bonus target (set at $250,000 for 2004) based upon the achievement of EBITDA targets established by the compensation committee. Mr. Tusa, Mr. Kerr and Ms. Reed are each eligible for an annual bonus, ranging from 50% to 200% of one-half of such executive’s annual base salary, also referred to as their bonus target, based upon the achievement of EBITDA targets established by the compensation committee. Except for Mr. Willis, each additional 5% incremental increase over the maximum established EBITDA target will result in an additional 5% incremental increase in the bonus target for these executives. No incentive bonus is provided unless a minimum of 90% of the EBITDA plan is achieved.

Old COMSYS 2004 Management Incentive Plan

Effective January 1, 2004, Old COMSYS adopted the 2004 Management Incentive Plan. The plan was structured as a stock issuance program under which eligible employees were awarded shares of Old COMSYS nonvoting Class D Preferred Stock (liquidation value $1,000). Dividends on the Class D Preferred Stock were payable in an amount equal to 17.647% of dividends Old COMSYS declared and paid on its common or any other series of its preferred stock. The Class D Preferred Stock was redeemable at the rate of 17.647% of the redemption price paid to the holders of Old COMSYS’ Class C, B or A Preferred Stock. Effective July 1, 2004, 1,000 shares of Old COMSYS Class D Preferred Stock were issued under the management incentive plan. At the effective time of the merger, these shares were exchanged for a total of 1,405,844 restricted shares of our common stock. Approximately one-third of these shares were vested at the closing of the merger. An additional 11.1% of these shares vested on January 1, 2005. Of the remaining unvested shares, 22.2% vests in equal installments on January 1st of each of the years 2006 and 2007, and 33.3% vests in equal annual installments if specified earnings targets are met for fiscal years 2004, 2005 and 2006. Although the earnings target was not met for 2004, those restricted shares remain subject to vesting as follows. Upon the occurrence of certain events, including the sale or transfer of more than 50% of our assets, a merger or consolidation in which we are not the surviving corporation, the liquidation or dissolution of our company, a “change in ownership” (as defined in the plan) or the completion of an equity offering resulting in gross proceeds of $35.0 million, referred to as a qualified offering, all outstanding shares of restricted stock will immediately vest in full, other than 33.3% of the shares the vesting of which is subject to the satisfaction of specified earnings targets. The shares subject to specified earnings targets are also subject to immediate vesting if the aggregate value of the securities issued in the merger to the stockholders of Old COMSYS exceed $175 million over a 30-day period beginning after the qualified offering and ending on or prior to December 31, 2006.

401(k) Plan

Until December 31, 2004, we maintained (i) the Venturi Technology Partners, Inc. 401(k) Plan (VTP Plan) covering eligible employees of Venturi Technology Partners, as defined in the plan document, and (ii) the Old COMSYS 401(k) Plan covering eligible employees of Old COMSYS, as defined in the plan document. Each plan was a voluntary defined contribution profit-sharing plan. Participating employees could elect to defer and contribute a percentage of their compensation to the applicable plan, not to exceed the dollar limit set by the Internal Revenue Code. The maximum deferral amount was 50% in 2004 for the Old COMSYS Plan and 75% for the VTP Plan. Old COMSYS matched 25% of each employee’s eligible contribution up to a maximum of the first 6% of each employee’s compensation. The Old COMSYS Plan also provided for an additional discretionary year-end matching contribution of up to 50%. Old COMSYS did not make a discretionary matching contribution in 2004. Total Old COMSYS matching contributions under the plan amounted to approximately $955,000 in 2004. Old COMSYS matching contributions vest after three years of service. Venturi did not make any matching contributions in 2004 as the matching program was suspended in 2003.

We combined the two plans effective January 1, 2005, at which time all employees participating in the plans became eligible for matching contributions under the same terms as the Old COMSYS Plan, as described above, for all new contributions. The combined plan does not provide for a discretionary year-end match.

We also maintain the Venturi Partners, Inc. 401(k) Plan (VPI Plan). Beginning January 1, 2005, no new contributions were permitted under this plan, which covered eligible employees of both Venturi Staffing Partners, Inc. and executive officers of Venturi Partners, Inc. prior to the merger. We are in the process of terminating this plan. Participating employees were allowed to elect to defer and contribute a percentage of their compensation to the plan, not to exceed the dollar limit set by the Internal Revenue Code, and the maximum deferral amount was 75%. Venturi suspended the matching program in 2003.

During 1999, we established a Supplemental Employee Retirement Plan, or the SERP, for our then chief executive officer. When this officer retired in February 2000, the annual benefit payable under the SERP was fixed at $150,000. As of January 2, 2005, approximately $1.25 million had been accrued under the SERP.

Deferred Compensation Plan

Prior to the merger, we adopted a voluntary deferred compensation plan pursuant to which participating directors could defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan was non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on stock price performance over time. All deferred amounts under this plan were payable to the participants within 60 days following a change in control. Our September 30, 2004 merger triggered payments under the deferred compensation plan. None of our directors, except Larry Enterline, who served as our Chairman of the Board and Chief Executive Officer prior to the merger, participated in, or received any distributions from, this plan in 2004. For more information regarding the amounts paid to Mr. Enterline under the deferred compensation plan in 2004, see “—Severance Agreements.” The outstanding balance under the deferred compensation plan was paid in January 2005.

Non-Qualified Profit Sharing Plan

Prior to the merger, we established a non-qualified profit sharing plan, or the HCE Plan, for highly compensated employees, pursuant to which we could, in our discretion, make a non-qualified profit sharing allocation to the HCE Plan, which amount was then allocated to participant’s accounts. A participant’s account vested in 20% increments beginning in the third year of service and was fully vested after seven years. In the event of a change in control, we were obligated to fully fund all vested plan accounts with cash or other liquid assets. The compensation committee had a discretionary power to establish a revocable rabbi trust to hold the assets. In the event of a change in control, the trust would become an irrevocable rabbi trust, with the value of all vested accounts immediately payable to or on behalf of all participants and beneficiaries, and the HCE Plan would be discontinued. A change in control occurred on September 30, 2004 in connection with the merger, and all vested accounts became immediately payable. No named executive officers, other than Mr. Barker, received any distributions under the HCE Plan in 2004. Mr. Barker received a payment of $91,765 under the HCE Plan in 2004, representing the amounts allocated to Mr. Barker under this plan during the period beginning 1998 and ending 2003.

The vested balance in the HCE Plan as of September 30, 2004 was $2.1 million, which we fully paid by January 2005. Following the merger, the HCE Plan was discontinued.

Employment Agreements

We have entered into employment agreements with each of our executive officers.

Michael T. Willis

Michael T. Willis is a party to an employment agreement with COMSYS Information Technology Services, Inc. dated December 30, 2003, that provides for an annual base salary of not less than $425,000, subject to an annual increase as determined by the compensation committee. In addition, Mr. Willis is eligible for an annual bonus under the incentive bonus plan ranging from 40% to 200% of the annual bonus target based upon the achievement of certain EBITDA targets established by the compensation committee. The annual bonus target is initially set at $250,000 and is subject to an annual increase as determined by the compensation committee. No incentive is provided unless a minimum of 90% of the EBITDA plan is achieved. The initial term of Mr. Willis’ employment agreement is three years, subject to automatic extensions for a one-year period at the end of each year of the term, unless the agreement is terminated. The agreement provides for severance equal to two times Mr. Willis’ then applicable annual base salary if Mr. Willis (i) is terminated by us without cause, (ii) terminates his employment for good reason or (iii) if his employment agreement is not renewed at the end of the original term or any renewal term. Upon such termination, all of his future rights to benefits, bonuses and reimbursements provided in his employment agreement will cease, except for medical plans and programs and life insurance coverage (in the same amounts) which will be maintained for a period of 12 months following the date of such termination. In the event Mr. Willis is terminated without cause in connection with a sale or merger of our company in which the enterprise value of our company is valued at less than $132 million as determined by the compensation committee, Mr. Willis will be entitled to receive a severance amount equal to his annual base salary, plus all benefits described above, rather than two times his annual base salary. The agreement includes a restriction on competition for a period of up to two years following termination of Mr. Willis’ employment, except that such restriction will not apply if Mr. Willis (i) is terminated for any reason other than for cause or (ii) terminates the agreement for good reason.

Joseph C. Tusa, Jr., David L. Kerr and Margaret G. Reed

Joseph C. Tusa, Jr., David L. Kerr and Margaret G. Reed are each parties to employment agreements with COMSYS Information Technology Services, Inc., dated as of May 1, 2001, July 16, 2004 and May 2, 2001 (as amended on March 2, 2004), respectively. Each employment agreement provides for an annual base salary which may be adjusted as determined by the compensation committee. At the end of fiscal 2004, Mr. Tusa, Mr. Kerr and Ms. Reed received salaries of $286,500, $275,000 and $250,000, respectively. Mr. Tusa, Mr. Kerr and Ms. Reed are each eligible to participate in the incentive bonus plan provided to similarly situated executives. Under the incentive plan, each of these executives is eligible for an annual bonus, ranging from 50% to 200% of one-half of such executive’s annual base salary, also referred to as the bonus target, based upon the achievement of certain EBITDA targets established by the compensation committee. Each additional 5% incremental increase over the maximum established EBITDA target will result in an additional 5% incremental increase in the bonus target. No incentive is provided unless a minimum of 90% of the EBITDA plan is achieved. Commencing with the 2004 fiscal year-end, Ms. Reed is also entitled to receive a special bonus equal to 33% of the savings in legal fees as defined in her employment agreement. Each of these employment agreements provides for severance equal to one year’s base compensation, provided that the executive is terminated without cause. Each agreement includes a restriction on competition for a period of two years following termination of the executive’s employment.

Larry L. Enterline and Michael H. Barker

Larry L. Enterline, our former Chief Executive Officer, who resigned in connection with the September 30, 2004 merger, and Michael H. Barker, who remained with us following the merger as our Executive Vice President—Field Operations, each entered into employment agreements dated as of the closing date of our 2003 financial restructuring. Each employment agreement provided for an annual base salary, the right to earn annual bonuses based upon achieving certain objective and subjective targets and the right to participate in the equity incentive plan. The initial annual base salaries established in these agreements for Mr. Enterline and Mr. Barker were $400,000 and $240,000, respectively. Each employment agreement was for an initial term of two years, with automatic one-year extensions thereafter unless either party provided written notice of termination at least three months prior to any scheduled expiration date. In connection with the merger, Mr. Enterline entered into a separation agreement with us, described in more detail below, which amended and superseded certain provisions of his employment agreement and option agreements under the equity incentive plan. Subsequent to the merger, Mr. Barker’s employment agreement was amended as discussed in more detail below.

Under his amended employment agreement, Mr. Barker is entitled to receive an annual base salary of $320,000. Mr. Barker is also eligible to earn an annual incentive bonus. Mr. Barker’s 2004 incentive bonus was governed by the terms of his employment agreement prior to the amendment, which contemplated both an objective component and a subjective component of his performance as follows: 70% of the bonus is tied to achievement of at least 90% of a targeted EBITDA figure for the year, with Mr. Barker eligible to earn the maximum portion of this component of the bonus if we achieve 140% of the targeted EBITDA figure. The remaining 30% was subject to the discretion of the compensation committee. The targeted EBITDA bonus award for Mr. Barker for 2004 ranged between 30% and 90% of his base salary upon achieving the specified EBITDA targets. For the fiscal year ending January 1, 2006, Mr. Barker is entitled to receive a performance bonus in an amount that is equal to the greater of $100,000, or the amount that Mr. Barker is eligible to receive under the terms of our executive incentive plan provided to similarly situated employees. To receive his 2005 performance bonus, Mr. Barker must remain employed by us on the bonus payout date, except that this condition will not apply if his employment is terminated by us without cause. Following fiscal 2005, Mr. Barker is eligible for incentive compensation according to the terms of our executive incentive plan in effect at that time.

Under Mr. Barker’s employment agreement, 90,000 of his options granted under the 2003 Equity Incentive Plan were fully vested and became immediately exercisable. The amended employment agreement provides for a four-year extension of the exercise period with respect to such options following termination of his employment with us, provided his employment is terminated without cause. Notwithstanding the foregoing, the exercise period with respect to such options will not exceed the original expiration date. Under the amended employment agreement, Mr. Barker received an additional grant of options to purchase 100,000 shares of our common stock at an exercise price of $8.55 per share, with the vesting schedule set forth in his option agreement. Mr. Barker is also eligible for an automobile allowance of $1,000 per month. The initial term of Mr. Barker’s agreement was extended to September 30, 2007, subject to termination provisions set forth in the agreement. The employment agreement with Mr. Barker provides for severance equal to one year base salary and pro-rata bonus upon termination (including non-renewal) without cause. The employment agreement also requires him to agree to customary non-compete and non-solicitation provisions.

Severance Agreements

In 2004, in connection with the merger, we entered into separation agreements with three of our former executive officers, Larry Enterline, James Hunt and Ken Bramlett. Under the terms of these separation agreements, each of these executives agreed to continue employment with us for a period following the closing of the merger (Mr. Enterline for 60 days, and Mr. Bramlett and Mr. Hunt each for 90 days), to provide transitional assistance to management of the combined company and to use his reasonable best efforts to maintain the good will of employees, customers and suppliers. In consideration for these services, upon the agreed upon termination of the executive’s transitional employment, he received the following payments through his termination date:

•	accrued and unpaid base salary;

•	payment for all accrued but unpaid personal time off;

•	reimbursements owing to the executive under the terms of the executive’s employment agreement; and

•	other benefits in accordance with Venturi Partners, Inc.’s plans and programs as described in his employment agreement.

In addition, pursuant to these agreements, following the merger, we paid to each executive the amount of his account balance maintained in our deferred compensation plan, in the case of Mr. Enterline, and our non-qualified profit sharing plan, in the cases of Mr. Hunt and Mr. Bramlett, plus accrued interest and his share of reallocated forfeitures as provided in the respective plan, through the date of payment. As of September 30, 2004, these respective account balances were $708,149 for Mr. Enterline, $395,543 for Mr. Hunt and $291,972 for Mr. Bramlett, which were paid, including any interest accrued, to these individuals following the merger. Except as provided below, the payments described in this paragraph were in lieu of any payments for termination of employment that each executive would have been entitled to receive under the terms of his existing employment agreement.

In addition, each separation agreement provided the executive with the following, so long as the executive’s employment was not terminated for cause (within the meaning of his employment agreement) during the transition period:

•	a lump sum change in control payment of $539,900 for Mr. Enterline, $870,000 for Mr. Hunt, and $696,000 for Mr. Bramlett, payable within ten days after the closing of the merger;

•	a non-competition payment of $400,000 for Mr. Enterline, $300,000 for Mr. Hunt, and $240,000 for Mr. Bramlett, payable within ten days after the closing of the merger, in consideration of his agreement not to disclose confidential information and to refrain from competing with us or soliciting company executives or clients;

•	vesting of all outstanding options to purchase our common stock, and extension of the expiration date for exercising all options to four years after his employment termination date, or, in Mr. Enterline’s case, for four years after he ceases to be a director; and

•	continuation of existing group health, dental, and vision insurance benefits until the earlier of the third anniversary of termination of employment or such time as the executive obtains alternative comparable coverage under another group plan with no pre-existing condition exclusions or limitations.

To the extent that the payments described in this paragraph constituted “excess parachute payments” subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments were reduced so as to avoid imposition of this tax.

In consideration of his benefits under the separation agreement, each of these executives executed a comprehensive release of claims against us and agreed not to compete with us in the IT consulting or staffing business or to solicit company executives or clients for two years following the termination of his transitional employment. Each executive’s separation agreement amended and superseded certain provisions of his existing employment agreement and option agreements.

In January 2005, we entered into a separation agreement with Tom Stafford, who served as one of our executive officers prior to the merger and remained with our company following the merger as a non-executive officer. Under the terms of his separation agreement, Mr. Stafford’s employment with us terminated effective as of December 29, 2004. Under his separation agreement, Mr. Stafford is entitled to receive a sum of $65,000 in several installments. In addition, Mr. Stafford is entitled to receive a lump sum payment of $32,500 as his retention payment. These payments are in lieu of any severance amounts that Mr. Stafford would otherwise be eligible to receive under his employment agreement, any severance program or any other agreement between Mr. Stafford and us, provided that the provisions relating to the vesting and exercise of his stock options remained in effect following the termination of his employment. For a period of one year following termination of his employment, Mr. Stafford will be entitled to the same medical insurance benefits as provided to him prior to termination. Mr. Stafford executed a release of claims against us. Mr. Stafford’s separation agreement contains customary confidentiality provisions.

We also paid Mr. Stafford the amount of his account balance maintained in the non-qualified profit sharing plan, plus accrued interest through the date of payment in January of 2005, which at the time of such payment was $38,184.

Stock Ownership

Holdings of Major Stockholders

The following table sets forth certain information regarding the beneficial ownership as of March 30, 2005 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDERS TABLE

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent (1)
	(rounded to next highest share)
Wachovia Investors, Inc. 301 South College Street, 12th Floor Charlotte, North Carolina 28288	7,310,395	(2)	47.1%

Links Partners, L.P. and Inland Partners, L.P. et. al 61 Wilton Avenue, 2nd Floor Westport, Connecticut 06880	1,469,576	(3)	9.5%

MatlinPatterson Global Opportunities Partners L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P., et. al 520 Madison Avenue New York, New York 10022	1,462,499	(4)	9.4%

Old Trafford Investment Pte Ltd 168 Robinson Road #37-01 Capital Tower Singapore 068912	1,160,653	(5)	7.5%

Zazove Associates, LLC. 940 Southwood Boulevard, Suite 200 Incline Village, NV 89451	1,125,899	(6)	7.2%

Amalgamated Gadget, L.P City Center Tower II 301 Commerce Street, Suite 2975 Fort Worth, Texas 76102	1,088,980	(7)	7.0%

J.P. Morgan Direct Corporate Finance Institutional Investors LLC and J.P. Morgan Direct Corporate Finance Private Investors LLC. c/o J.P. Morgan Investment Management, Inc. 522 Fifth Avenue, 15th Floor New York, NY 10036	1,041,915	(8)	6.7%

(1)	These calculations are based on an aggregate of 15,532,155 shares issued and outstanding as of March 30, 2005. Warrants and options to purchase shares held by a person that are exercisable or become exercisable within the 60-day period after March 30, 2005 are deemed to be outstanding for the purpose of calculating the percentage of outstanding shares owned by that person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.

(2)	This amount includes 146,296 shares currently being held in escrow to secure certain obligations under the merger agreement. Pursuant to an Option Agreement dated July 19, 2004, by and among Wachovia Investors, Inc., J.P. Morgan Direct Corporate Finance Institutional Investors LLC, J.P. Morgan Direct Corporate Finance Private Investors LLC, GTCR Fund VI, L.P. and Old Trafford Investment Pte. Ltd, referred to as the Option Agreement, Wachovia Investors granted the other parties to the agreement the right to purchase a maximum of 1,651,399 shares of common stock from Wachovia Investors at a price of $13.90 per share. Prior to the merger, Wachovia Investors was a major stockholder of Old COMSYS and an affiliate was a lender to Old COMSYS.

(3)	The amount and nature of the shares beneficially owned are based on the Schedule 13D amendment filed on November 3, 2004. This amendment was filed by Links Partners, L.P., Inland Partners, L.P., Coryton Management Ltd., Arthur Coady, Elias Sabo and I. Joseph Massoud. Links Partners and Inland Partners have reported shared voting and dispositive powers with respect to 734,515.38 and 735,060.98 shares, respectively. All other parties reporting in this amendment have reported shared voting and dispositive powers with respect to all shares reported. The number of shares of common stock shown in the table includes 85,242.36 shares subject to warrants that are currently exercisable.

(4)	The amount and nature of the shares beneficially owned are based on the Schedule 13D filed on July 27, 2004. This amendment was filed by MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P., MatlinPatterson Global Opportunities Partners B, L.P., MatlinPatterson Global Advisers LLC, MatlinPatterson Global Partners LLC, MatlinPatterson Asset Management LLC, MatlinPatterson LLC, Coryton Management Ltd., Mark R. Patterson and David J. Matlin. All of these parties except MatlinPatterson Global Opportunities Partners (Bermuda) L.P. and MatlinPatterson Global Opportunities Partners B, L.P. have reported to us shared voting and dispositive powers with respect to all shares reported. The number of shares of common stock shown in the table includes 78,169.42 shares subject to warrants that are currently exercisable.

(5)	The amount and nature of the shares beneficially owned are based on the Schedule 13G filed on March 3, 2005. This schedule was filed by Old Trafford Investment Pte Ltd, GIC Special Investment Pte Ltd, Government of Singapore Investment Corporation Pte Ltd and Government of Singapore. All of these parties have reported shared voting and dispositive powers with respect to all shares reported.

(6)	The amount and nature of the shares beneficially owned are based on the Schedule 13G amendment filed on March 17, 2005. Zazove Associates, LLC is an investment manager and has discretionary authority with regard to certain accounts that hold our common stock. No such account managed by Zazove Associates, LLC holds an interest greater than 5% of our common stock. Zazove Associates, LLC has sole power to dispose, or to direct the disposition of, the reported shares. Of such shares, Zazove Associates, LLC has sole power to vote, or to direct the vote of, 719,542 shares.

(7)	The amount and nature of the shares beneficially owned are based on the Schedule 13G amendment filed on October 3, 2003. This amount includes 163,411 shares of common stock issuable upon exercise of warrants. All such warrants are currently exercisable. Amalgamated Gadget, L.P., an investment manager for R2 Investments, LDC, has sole voting and dispositive power over the reported shares and R2 Investments LDC has no beneficial ownership of such shares. R2 Investments, LDC was a senior secured lender under Venturi Partners, Inc.’s credit facility, which was paid off on September 30, 2004. Amalgamated Gadget, L.P. is controlled by Scepter Holdings, Inc., its general partner, and Geoffrey Raynor, the President and the sole shareholder of Scepter Holdings, Inc. Scepter Holdings, Inc. and Geoffrey Raynor may be deemed to be the beneficial owners of the reported shares.

(8)	J.P. Morgan Direct Corporate Finance Institutional Investors LLC and J.P. Morgan Direct Corporate Finance Private Investors LLC (the “JPMorgan Funds”) own collectively 293,843 shares directly and beneficially own collectively 748,072 shares pursuant to the Option Agreement referenced in footnote (2). The investment advisers to the JPMorgan Funds, who exercise voting rights for the shares, are under the common control of JPMorgan Chase & Co.

Holdings of Officers and Directors

The following table sets forth the number of shares of common stock beneficially owned on March 30, 2005, by each of our directors and nominees for director, by each named executive officer and by all directors and executive officers as a group:

	Common Stock
Name	Number of Shares		Percent of Class
Michael T. Willis	688,864	(1)	4.4%
Joseph C. Tusa, Jr.	182,760	(2)	1.2%
David L. Kerr	182,760	(3)	1.2%
Margaret G. Reed	168,701	(4)	1.1%
Michael H. Barker	123,134	(5)	*
Larry L. Enterline	91,392	(6)	*
Frederick W. Eubank II	-		*
Ted A. Gardner	6,000		*
Victor E. Mandel	7,000	(7)	*
Kevin M. McNamara	6,000	(6)	*
Christopher R. Pechock	-		*
Arthur C. Roselle	-		*
Elias J. Sabo	1,469,576	(8)	9.5%
Directors and Executive Officers as a Group (13 persons)	2,926,187		18.8%

*	Less than 1%.
(1)	This amount represents shares of restricted stock outstanding under the Old COMSYS 2004 Management Incentive Plan, of which shares 44.4% are currently vested, and includes 13,785 shares currently being held in escrow to secure certain obligations under the merger agreement. Mr. Willis serves as our Chief Executive Officer and President. Prior to the merger, Mr. Willis served as Chief Executive Officer and President of Old COMSYS since October 1999.

(2)	This amount represents shares of restricted stock outstanding under the Old COMSYS 2004 Management Incentive Plan, of which shares 44.4% are currently vested, and includes 3,657 shares currently being held in escrow to secure certain obligations under the merger agreement. Mr. Tusa serves as our Senior Vice President, Chief Financial Officer and Assistant Secretary. Prior to the merger, Mr. Tusa served as Senior Vice President, Chief Financial Officer and Assistant Secretary of Old COMSYS since December 2001 and as Senior Vice President – Finance and Administration from May 2001 to December 2001.

(3)	This amount represents shares of restricted stock outstanding under the Old COMSYS 2004 Management Incentive Plan, of which shares 44.4% are currently vested, and includes 3,657 shares currently being held in escrow to secure certain obligations under the merger agreement. Mr. Kerr serves as our Senior Vice President – Corporate Development. Prior to the merger, Mr. Kerr served as Senior Vice President – Corporate Development of Old COMSYS since July 2004 and was an independent consultant to Old COMSYS from January 2002 to July 2004.

(4)	This amount represents shares of restricted stock outstanding under the Old COMSYS 2004 Management Incentive Plan, of which shares 44.4% are currently vested, and includes 3,376 shares currently being held in escrow to secure certain obligations under the merger agreement. Ms. Reed serves as our Senior Vice President, General Counsel and Corporate Secretary. Prior to the merger, Ms. Reed served as Senior Vice President, General Counsel and Corporate Secretary of Old COMSYS since June 2001.

(5)	This amount includes options to purchase 90,000 shares of our common stock exercisable within 60 days of March 30, 2005, and excludes options to purchase 100,000 shares of our common stock, none of which are exercisable within 60 days of March 30, 2005.

(6)	This amount includes options to purchase 6,000 shares of common stock exercisable within 60 days of March 30, 2005.

(7)	This amount includes options to purchase 7,000 shares of common stock exercisable within 60 days of March 30, 2005.

(8)	The amount and nature of the shares beneficially owned are based on the Schedule 13D amendment filed on November 3, 2004. This amendment was filed by Links Partners, L.P., Inland Partners, L.P., Coryton Management Ltd., Arthur Coady, Elias Sabo and I. Joseph Massoud. Links Partners and Inland Partners have reported shared voting and dispositive powers with respect to 734,515.38 and 735,060.98 shares, respectively. All other parties reporting in this amendment have reported shared voting and dispositive powers with respect to all shares reported. The number of shares of common stock shown in the table includes 85,242.36 shares subject to warrants that are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our officers and directors, all Section 16(a) reports for the fiscal year ending January 2, 2005 applicable to our officers and directors and such other persons were filed on a timely basis, except an option grant to each of Messrs. Larry L. Enterline, Ted A. Gardner, Victor E. Mandel and Kevin M. McNamara was reported late on a Form 5 and an option grant to Michael H. Barker was reported late on a Form 4. In addition, an option exercise by Mr. Gardner was reported late on a Form 4.

Certain Relationships and Related Transactions

Sale of Commercial Staffing Business

In connection with the merger, on September 30, 2004, Compass CS Inc. (now CBS Personnel Services, Inc.) purchased our commercial staffing business. CBS Personnel Services is an affiliate of The Compass Group International LLC, which itself is an affiliate of Inland Partners, L.P. and Links Partners, L.P., referred to as Inland/Links. At the time of the purchase, Inland/Links collectively beneficially owned approximately 23.8% of our common stock and currently own approximately 9.5% of our common stock. In addition, one of our directors, Mr. Sabo, is a director of CBS Personnel Services. Mr. Sabo also serves as an attorney-in-fact for Inland/Links and has investment authority over securities held by Inland/Links. As a result, Mr. Sabo may be deemed to beneficially own shares of our common stock held by Inland/Links as described above.

Subscription Agreements To Convert Debt Into Preferred Stock

In connection with the merger, we entered into a put agreement with Inland/Links. Under this put agreement, we had the option, until October 31, 2004, to require Inland/Links to convert a portion of our senior debt held by Inland/Links into shares of a new series of our preferred stock in accordance with the terms of the senior debt subscription agreement. We decided not to exercise this option and the agreement has been terminated. Mr. Sabo, one of our directors, is an attorney-in-fact for Inland/Links and has investment authority over securities held by Inland/Links. As a result, Mr. Sabo may be deemed to beneficially own shares of our common stock held by Inland/Links. Inland/Links’ ownership of our common stock is set forth above under the heading “—Sale of Commercial Staffing Business.”

In connection with the merger, we also entered into a subscription agreement with Wachovia Investors, Inc., which held subordinated debt of Old COMSYS. Pursuant to the subscription agreement, effective upon completion of the merger, Wachovia Investors exchanged approximately $22.4 million of such debt for approximately 22,400 shares of our new Series A-1 preferred stock. Wachovia Investors, Inc. is our largest stockholder, beneficially owning approximately 47.1% of our common stock.

Voting Agreement, Charter and Bylaws

At the effective time of the merger, Wachovia Investors, Inc. beneficially owned 47.3% of our outstanding common stock, MatlinPatterson Global Opportunities Partners, L.P. beneficially owned 9.5% of our outstanding common stock and Inland/Links beneficially owned 9.5% of our outstanding common stock. Pursuant to the terms of the voting agreement entered into at the time of the merger with certain of our stockholders, Wachovia Investors, Inc. has the right to recommend to the Governance and Nominating Committee of our Board four to six nominees to be elected to our Board of Directors, depending on the size of the Board, during the first three years after the merger, and each stockholder party to the voting agreement agreed to vote its shares of our common stock in favor of such nominees. Currently, Wachovia Investors, Inc. has the ability to designate four candidates to our board of directors, as our board of directors consists of nine members. Although MatlinPatterson is not a party to the voting agreement, MatlinPatterson has separately agreed to vote all of its shares of our common stock in favor of the directors nominated by our Governance and Nominating Committee during the first three years after the merger. In addition, we have agreed to nominate Michael T. Willis to serve as a director during that three-year period, so long as he remains our chief executive officer. Certain parties to the voting agreement also have the conditional right to designate observers to attend meetings of our Board of Directors. After the expiration of this three-year period, the stockholders that are parties to the voting agreement and owned more than 10% of our outstanding stock at the effective time of the merger will have the right to designate nominees for election to the Board if they then own 10% or more of our common stock.

In addition, our charter and bylaws, effective as of the effective time of the merger, provide for the designation of nominees for election as directors. During the three-year period following the merger, our Group B directors serving on our Governance and Nominating Committee have the right to designate a majority of the nominees for election to our Board of Directors to the extent such nominees are not designated pursuant to the voting agreement discussed above, and our Group A directors on the Committee have the right to designate the remaining directors.

Registration Rights Agreements

In connection with the merger, we entered into a registration rights agreement, as amended effective April 29, 2005, with the stockholders who received our common stock in the merger. The registration rights agreement obligates us to use our commercially reasonable efforts to file a “shelf” registration statement within 60 days after the merger. We filed this registration statement on Form S-3 on November 2, 2004, although it has not yet been declared effective by the SEC. This shelf registration statement generally permits delayed or continuous offerings of all of our common stock issued to stockholders in the merger. Our obligation to keep this registration effective terminates 18 months after it is declared effective by the SEC or, if earlier, when all of the common stock covered by the registration statement has been sold.

Under the registration rights agreement, the stockholders are entitled to an unlimited number of additional shelf registrations, except that we are not obligated to effect any shelf registration within 120 days after the effective date of a previous registration statement (other than registrations on Form S-4 for exchange offers and Form S-8 for employee benefit plans, or forms for similar purposes).

In addition, under the registration rights agreement, Wachovia Investors, Inc. and any of its permitted transferees are entitled to demand a total of three registrations, and another group of institutional stockholders of Old COMSYS (and their permitted transferees) are entitled to demand one registration.

If we receive a request for a demand registration and our Board of Directors determines that it would be in the best interest of our company to have an underwritten primary registration of our securities, we may satisfy the demand registration by having a primary registration of our common stock for our own account, so long as we offer the stockholders party to the registration rights agreement “piggyback” rights to join in our registration.

We are obligated to pay all expenses incurred in connection with registrations pursued under the terms of the registration rights agreement, whether or not these registrations are completed. The selling stockholders are obligated to pay all underwriting discounts and commissions with respect to the shares they are selling for their own accounts. Under the registration rights agreement, we also agreed to indemnify the stockholders and their affiliated and controlling parties for violations of federal and state securities laws and regulations, including material misstatements and omissions in the offering documents with respect to any registration, except with respect to any information furnished in writing to us by a stockholder expressly for use in the registration statement or any holder’s failure to deliver a prospectus timely supplied by us that corrected a previous material misstatement or omission. In the event indemnification is unavailable to a party, or insufficient to hold the party harmless, we have further agreed to contribute to the losses incurred by the party.

In connection with the September 30, 2004 merger, we made conforming amendments to our existing registration rights agreement with the holders of our common stock and warrants received in connection with our April 2003 restructuring, as further amended on April 29, 2005. Under this agreement, we are obligated to register approximately 5,785,000 shares of our common stock. The holders of such registration rights also participated in the shelf registration filed by us on November 2, 2004.

Old COMSYS Transactions

Executive Transactions with Old COMSYS

As part of the Old COMSYS’ recapitalization in September 2001, Michael T. Willis, Old COMSYS’ chairman, chief executive officer and president, restructured his loan with a commercial bank, the proceeds of which had originally financed his investment in Old COMSYS. Effective September 25, 2001, Old COMSYS entered into an agreement with Mr. Willis whereby an Old COMSYS subsidiary advanced to the executive amounts equal to the monthly payments on his loan to the commercial bank, up to a maximum amount of $5.2 million. Old COMSYS initially advanced $197,000 effective September 30, 2001; total advances as of December 31, 2003 amounted to $3.8 million, including accrued interest, and were secured by his common and preferred shares of Old COMSYS stock. As of September 30, 2004, total advances amounted to $6.2 million, including an additional $1.2 million used to pay off Mr. Willis’ bank loan. This amount was repaid prior to the merger with the proceeds of the redemption of Mr. Willis’ Class E Preferred Stock.

Old COMSYS advanced $1 million to Mr. Willis on April 5, 2002. Interest on the note accrued at a rate equal to the average rate on borrowings under the revolving credit agreement. Effective September 30, 2004, the note was assigned to the holders of senior subordinated notes in satisfaction of a prepayment penalty associated with such notes.

Additionally, on April 5, 2002, Old COMSYS purchased from Mr. Willis for $1.0 million an option to purchase certain real property. Old COMSYS had a right to exercise this option at any time up to April 5, 2017 at an exercise price of $1.00 and Mr. Willis had a right to terminate the option at any time by paying the greater of the fair market value of the real property or an option termination fee. In connection with the merger, Old COMSYS waived its rights under this option and included the write-off of the $1.0 million in other non-operating expenses in the 2004 consolidated statement of operations.

Notes Receivable

On December 31, 2001 and January 1, 2002, Old COMSYS redeemed a portion of its common stock and Class A-1 Preferred Stock held by certain executive officers of Old COMSYS. In connection with this redemption, Old COMSYS advanced a total of $304,000 to five executive officers, which was used to pay off loans with a commercial bank. Interest compounded annually, was payable at maturity on September 30, 2009 and accrued at a rate equal to the average rate paid by Old COMSYS on borrowings under its revolving credit agreement. These notes were full recourse and were secured by such officers’ redeemable common and mandatorily redeemable preferred shares of Old COMSYS stock.

Effective January 1, 2004, Old COMSYS acquired from certain stockholders, including Mr. Willis, 3,410,775 outstanding shares of its common stock and 4,535 shares of mandatorily redeemable Class A-1 preferred stock in exchange for 7,178 newly issued shares of nonvoting mandatorily redeemable Class E Preferred Stock. Dividends on the Class E Preferred Stock accrued at the rate of 5% of the sum of the liquidation value ($1,000 per share) and accumulated and unpaid dividends, compounded quarterly. The common stock and Class A-1 preferred stock exchanged in this transaction were originally purchased in exchange for cash and promissory notes held by Old COMSYS and secured by a pledge of the applicable shares. Simultaneous with the share exchange, the original notes were cancelled and new notes were issued in amounts equal to the outstanding principal and interest due on the original notes. Interest on the new notes accrued at the rate of 5% compounded annually. At the effective time of the merger, all shares of Old COMSYS Class E Preferred Stock were redeemed in exchange for the notes.

Old COMSYS 2004 Management Incentive Plan

Effective January 1, 2004, Old COMSYS adopted the 2004 Management Incentive Plan. The plan was structured as a stock issuance program under which eligible employees were awarded shares of Old COMSYS nonvoting Class D Preferred Stock (liquidation value $1,000). Dividends on the Class D Preferred Stock were payable in an amount equal to 17.647% of dividends Old COMSYS declared and paid on its common or any other series of its preferred stock. The Class D Preferred Stock was redeemable at the rate of 17.647% of the redemption price paid to the holders of Old COMSYS’ Class C, B or A Preferred Stock. Effective July 1, 2004, 1,000 shares of Old COMSYS Class D Preferred Stock were issued under the management incentive plan. At the effective time of the merger, these shares were exchanged for a total of 1,405,844 restricted shares of our common stock. Approximately one-third of these shares was vested at the closing of the merger. An additional 11.1% of these shares vested on January 1, 2005. Of the remaining unvested shares, 22.2% vests in equal installments on January 1st of each of the years 2006 and 2007 and 33.3% vests in equal annual installments if specified earnings targets are met for fiscal years 2004, 2005 and 2006. Although the earnings target was not met for 2004, those restricted shares remain subject to vesting as described below.

Upon the occurrence of certain events, including the sale or transfer of more than 50% of our assets, a merger or consolidation in which we are not the surviving corporation, the liquidation or dissolution of our company, a “change in ownership” (as defined in the plan) or the completion of an equity offering resulting in gross proceeds of $35.0 million, referred to as the qualified offering, all outstanding shares of restricted stock will immediately vest in full other than 33% of the shares the vesting of which is subject to the satisfaction of specified earnings targets. The shares subject to specified earnings targets are also subject to immediate vesting if the aggregate value of the securities issued in the merger to the stockholders of Old COMSYS exceed $175 million over a 30-day period beginning after the qualified offering and ending on or prior to December 31, 2006.

Proposal to Ratify the Appointment of Our Independent Auditors

(Proposal 2 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending January 1, 2006. The Audit Committee has appointed Ernst & Young LLP to serve as our independent auditors.

What services do the independent auditors provide?

PricewaterhouseCoopers LLP served as the Company’s independent auditor and provided audit services for fiscal years 2003 and 2004 until its dismissal. On October 21, 2004, we dismissed PricewaterhouseCoopers LLP, as our independent registered public accounting firm, effective upon completion of services related to the review of the Company’s Form 10-Q for the quarter ended September 26, 2004, and engaged Ernst & Young LLP to serve in such capacity. Prior to this engagement, Ernst & Young LLP served as the independent registered public accounting firm for Old COMSYS. Our Audit Committee participated in and approved the decision to change the Company’s independent registered public accounting firm. During our two most recent fiscal years and any subsequent interim periods preceding PricewaterhouseCoopers LLP’s dismissal, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Audit services of PricewaterhouseCoopers LLP for fiscal 2003 and 2004 (until its dismissal in October 2004) included audits of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, until its dismissal, PricewaterhouseCoopers LLP provided certain services related to the consolidated quarterly reports and annual and other periodic reports and other services as described below. Since its engagement in October 2004, Ernst & Young LLP has provided certain services related to the consolidated audit for fiscal 2004 and quarterly report for the third quarter 2004, registration statements on Form S-3 and S-8 and other services as described below.

How much were the independent auditors billed for 2003 and 2004?

PricewaterhouseCoopers LLP’s fees billed for professional services totaled $859,976 for 2003 and $969,223 for 2004. PricewaterhouseCoopers LLP’s fees billed for professional services included the following:

•	Audit Services – fees for audit services, which relate to the fiscal year consolidated audit (for 2003 only), the review of the financial statements included in our quarterly reports on Form 10-Q in fiscal 2003 and our quarterly reports on Form 10-Q for the three quarters ended September 26, 2004, and the services that are normally provided by the independent auditors in connection with our statutory and regulatory filings, were $259,875 in 2003 and $256,047 in 2004.

•	Audit-Related Services – fees for audit-related services, consisting of audits in connection with proposed or consummated acquisitions or dispositions or restructuring advisory services, including the merger in fiscal 2004, executive compensation, accounting consultations and related services, were $26,320 in 2003 and $480,889 in 2004.

•	Tax Services – fees for tax services, consisting of tax compliance services and tax planning and advisory services, were $573,781 in 2003 and $232,287 in 2004.

The Audit Committee pre-approved all of the fees listed above that we incurred after May 2003.

The Audit Committee has considered whether the non-audit services provided to the Company by PricewaterhouseCoopers LLP impaired the independence of PricewaterhouseCoopers LLP and concluded that they did not.

Since its engagement in October 2004, Ernst & Young LLP’s fees billed for professional services totaled $214,200 for 2004. Ernst & Young’s LLP’s fees billed for professional services included the following:

•	Audit Services – fees for audit services, which relate to the fiscal year consolidated audit for 2004, the review of the financial statements included in our quarterly report on Form 10-Q for the third quarter 2004 and related earnings release, the registration statements on Form S-3 and Form S-8, filed with the SEC on November 2, 2004 and November 9, 2004, respectively, and other services that are normally provided by the independent auditors in connection with our statutory and regulatory filings, were $211,500 in 2004.

•	Audit-Related Services – fees for audit-related services, consisting of audits in connection with the merger, were $2,700 in 2004.

Ernst & Young LLP did not bill us any other fees for services rendered for fiscal 2004.

The Audit Committee has considered whether the non-audit services provided to the Company by Ernst & Young LLP impaired the independence of Ernst & Young LLP and concluded that they did not.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by its independent auditors to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that independent auditors’ independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent auditors must be pre-approved by the Audit Committee. The Audit Committee pre-approved all of the fees listed above that we incurred for services rendered by our independent auditors in fiscal 2004.

Will a representative of Ernst & Young be present at the meeting?

Yes, one or more representatives of Ernst & Young LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

What does the Board recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 1, 2006.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including the nomination of directors, at the 2006 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than January 6, 2005.

Stockholders who wish to propose a matter for action at the 2006 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our by-laws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 9, 2006 and March 11, 2006. You can obtain a copy of our bylaws by writing the Corporate Secretary at the address below, or via the Internet at www.comsys.com under our “Corporate Governance” caption.

All written proposals should be directed to Margaret G. Reed, Corporate Secretary, COMSYS IT Partners, Inc., 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027.

The Governance and Nominating Committee is responsible for selecting and recommending director candidates to our Board of Directors, and will consider nominees recommended by stockholders. For information on the nominating process, see the section entitled “Nominating Process for Directors” of this proxy statement.

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended January 2, 2005, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Margaret G. Reed, Corporate Secretary, COMSYS IT Partners, Inc., 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027, or via the Internet at www.comsys.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Other Matters

The Board of Directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

APPENDIX A

Adopted April 28, 2005

COMSYS IT PARTNERS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE AND RESPONSIBILITIES

The Audit Committee (the “Committee”) is appointed by the Board of Directors of COMSYS IT Partners, Inc. (the “Corporation”) to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (i) the Corporation’s accounting, auditing, and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor, (ii) the integrity of the Corporation’s financial statements, (iii) the Corporation’s systems of internal controls regarding finance and accounting and (iv) the Corporation’s risk management and compliance with legal and regulatory requirements. In performing its duties, the Committee shall seek to maintain an open avenue of communication among the Board, the independent auditor, the internal auditors (if any) and the management of the Corporation.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent auditor.

The independent auditor is ultimately accountable to the Committee, which has the sole authority to appoint, oversee and, where appropriate, replace the independent auditor. The Committee has direct responsibility for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The independent auditor shall report directly to the Committee.

II.    COMPOSITION

The Committee shall be comprised of three or more directors appointed by the Board, each of whom in the judgment of the Board shall be an independent director within the meaning of applicable rules and regulations, including those of the SEC and of Nasdaq (or if the Corporation’s common stock is not traded on the Nasdaq National Market, the principal securities exchange or market on which the Corporation’s common stock is listed or approved for trading). During the Special Voting Period (as defined in the By-Laws), at least one member of the Committee shall be a Class A Director. All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or outside consultant parties. Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, the internal auditors (if any) and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

Minutes of each meeting shall be prepared by the designee of the Committee Chairman. Such minutes shall be reviewed and approved by the Committee members.

IV.    ACTIVITIES

To fulfill its responsibilities, the Committee shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the Corporation’s annual audited financial statements prior to the filing of the Corporation’s Form 10-K, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

•	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of the Corporation’s Form 10-Q, including disclosures made in management’s discussion and analysis and the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, and the judgments of each of management and the independent auditor as to the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

•	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	When the Corporation becomes subject to the SEC filing requirement with respect to management’s report on internal control over financial reporting, review and discuss with management and the independent auditor such report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

•	Review and discuss quarterly reports from the independent auditors on:

all critical accounting policies and practices to be used;

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

•	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

Oversight of the Corporation’s Relationship with the Independent Auditor

•	Select the Corporation’s independent auditor, considering qualifications, independence and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors (if any). The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Corporation. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and the independence of the auditor and for purposes of taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor.

•	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Corporation’s audit team.

•	Meet with the independent auditor prior to the annual audit to discuss the planning and staffing of the audit.

•	Preapprove all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may when it deems appropriate form and delegate this authority to subcommittees consisting of one or more Committee members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next meeting.

Oversight of the Corporation’s Internal Audit Function

If the Corporation has an internal audit function:

•	Establish a regular and separate system of reporting to the Committee by the internal audit department.

•	Review and approve the engagement of any internal audit service providers considering their qualifications and effectiveness, and approve the scope of their proposed services and the fees and other compensation to be paid to such providers therefor.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

•	Consider and review with management and the internal auditing department:

•	The annual internal audit plan and any changes required in the planned scope of the audit plan.

•	Significant findings during the year and management’s responses thereto.

•	The status of any open internal audit findings and improvement recommendations and management’s plans to resolve such findings and implement such recommendations.

•	Any difficulties encountered in the course of its audits, including any restrictions on the scope of its work or access to required information.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Review policies and procedures that the Corporation has implemented regarding compliance with applicable laws and the regulations and with the Corporation’s Code of Business Conduct and Ethics.

•	Approve all related party transactions.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

•	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

Miscellaneous

•	Report Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate.

•	Prepare for the Board an annual performance evaluation of the Committee, and

•	Annually review and reassess the adequacy of this Charter (recommending any appropriate changes to the Board).

•	Provide or approve a report for inclusion in the Corporation’s proxy statement for its annual meeting of stockholders, in accordance with applicable SEC rules and regulations, and approve any disclosure to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they are discharged.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Corporation shall provide appropriate funding to pay all such fees and for any other activities undertaken by the Committee pursuant to this Charter.

APPENDIX B

Adopted April 28, 2005

COMSYS IT PARTNERS, INC.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE AND RESPONSIBILITIES

The primary purpose of the Compensation Committee (the “Committee”) is to assist the Board of Directors of COMSYS IT Partners, Inc. (the “Corporation”) in fulfilling its responsibilities to exercise oversight concerning the appropriateness and cost of the Corporation’s compensation and benefits programs, particularly for executives of the Corporation. The Committee’s primary responsibilities are to:

•	Evaluate the performance of the Chief Executive Officer and other elected officers of the Corporation in light of established performance goals and objectives;

•	Set the compensation of the Chief Executive Officer and other elected officers based upon such evaluation;

•	Approve or make recommendations to the Board with respect to executive compensation and benefits programs and, where appropriate, administer such programs; and

•	Assist the Board in implementing a total executive compensation philosophy that supports the Corporation’s overall strategy and objectives; attracts and retains key employees; links total compensation to financial performance, the attainment of short and long term strategic, operational and financial objectives; and provides competitive total compensation opportunities at a reasonable cost.

The responsibilities of the Committee may be delegated to a subcommittee thereof, if the Board determines that such delegation is in the best interest of the Corporation.

II.    COMPOSITION

The Committee shall be comprised of three or more directors appointed by the Board in conformity with Section 5.1 of the By-Laws. Each member of the Committee shall be, in the judgment of the Board an independent director within the meaning of applicable regulations, including those of Nasdaq (or if the Corporation’s common stock is not traded on the Nasdaq National Market, the principal securities exchange or market on which the Corporation’s common stock is listed or traded), except that for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, the Board or the Compensation Committee can establish a subcommittee whose members meet the requirements of Rule 16b-3 and Section 162(m) applicable to “non-employee directors” and “outside directors,” respectively.

Unless the Board appoints a Chairman of the Committee, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at the discretion of the Board of Directors or at the call of the Chairman or any two members of the Committee. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.    ACTIVITIES

The following functions shall be the common recurring activities of the Committee in carrying out its primary responsibilities outlined in Section I of this Charter. These functions should serve as a guide, with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I.

To fulfill its responsibilities, the Committee shall:

1.	Establish and review the overall compensation philosophy of the Corporation.

2.	Conduct an annual review of the performance of the Chief Executive Officer and other elected officers relative to established goals and objectives.

3.	Based on this review, review and approve the annual salary, bonus, equity compensation and other benefits, direct and indirect, of the Chief Executive Officer and other elected officers.

4.	Establish new goals and objectives relevant to the compensation of the Chief Executive Officer and other elected officers, including performance goals for performance-based compensation that is intended to be deductible under Section 162(m) of the Internal Revenue Code.

5.	Review and recommend to the full Board, or approve, new executive compensation and benefits programs, including equity and incentive-based programs.

6.	Periodically review the Corporation’s existing executive compensation and benefits programs to determine whether they are properly coordinated and achieving their intended purpose.

7.	Establish and periodically review policies for the administration of executive compensation and benefits programs.

8.	Take steps to modify any executive compensation or benefits program yielding payments and benefits that are not reasonably related to executive and corporate performance or are not competitive in the aggregate to programs of peer group companies.

9.	Establish and periodically review policies on executive perquisites.

10.	Review and approve, or make recommendations to the Board regarding, any contracts or other transactions with current or former elected officers, including consulting arrangements, employment contracts, severance or termination arrangements and loans to employees made, arranged or guaranteed by the Corporation.

11.	Review and recommend to the full Board director compensation.

12.	Administer the Corporation’s incentive- and equity-based compensation programs for executives and directors and, where appropriate, other compensation and benefits programs.

13.	Provide or approve an annual report on executive compensation for inclusion in the Corporation’s proxy statement for its annual meeting of stockholders, in accordance with applicable rules and regulations, including those of the Securities and Exchange Commission.

14.	Prepare for the Board an annual performance evaluation of the Committee, and annually review and reassess the adequacy of this Charter (recommending any appropriate changes to the Board).

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Corporation shall provide appropriate funding to pay all such fees and for any other activities undertaken by the Committee pursuant to this Charter.

APPENDIX C

Adopted April 28, 2005

COMSYS IT PARTNERS, INC.

GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE AND RESPONSIBILITIES

The primary purpose of the Governance and Nominating Committee (the “Committee”) is to assist the Board of Directors of COMSYS IT Partners, Inc. (the “Corporation”) in fulfilling its responsibilities to exercise sound corporate governance in the operation of the Corporation. The Committee’s primary responsibilities are to:

•	Identify individuals who are qualified to become members of the Board, and otherwise act as a nominating committee for the election of members of the Board;

•	Assess the effectiveness of the Board and its committees; and

•	Review various corporate governance issues affecting the Corporation, including the number and functions of the Board’s committees and their governing charters, and develop and recommend to the Board a set of corporate governance principles and a code of conduct.

II.    COMPOSITION

The Committee shall be comprised of five directors appointed by the Board in accordance with Section 3.2 of the By-Laws.

Unless the Board appoints a Chairman of the Committee, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at the discretion of the Board of Directors or at the call of the Chairman or any two members of the Committee. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.    ACTIVITIES

The following functions shall be the common recurring activities of the Committee in carrying out its primary responsibilities outlined in Section I of this Charter. These functions should serve as a guide, with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I.

To fulfill its responsibilities, the Committee shall, subject to Section 3.2 of the By-Laws and subject to any Contractual Nomination Rights (as defined in the By-Laws):

1.	Recommend to the Board any specific criteria for Board membership the Committee determines is appropriate to complement the general criteria included in the Corporation’s Corporate Governance Policy.

C-1

2.	Consider, recommend and recruit candidates to fill positions on the Board.

3.	Review candidates recommended by the Corporation’s stockholders.

4.	Conduct appropriate inquiries into the background and qualifications of possible candidates.

5.	Nominate, on behalf of the Board, nominees for election as directors, other than those nominees designated pursuant to Contractual Nomination Rights.

6.	Monitor and recommend to the Board the functions of the various committees of the Board.

7.	Recommend to the Board the members of Board committees, subject to Section 5.1 of the By-Laws.

8.	Make recommendations on the structure of Board meetings and matters to be considered by the Board.

9.	Conduct a periodic review of both management and nonmanagement director performance and work with the Chairman of the Board and Chief Executive Officer to remedy unsatisfactory performance.

10.	Prepare for the Board an annual performance evaluation of the Committee, and annually review and reassess the adequacy of this Charter (recommending any appropriate changes to the Board).

11.	Recommend to the Board director retirement policies.

12.	Consider matters of corporate governance, including the Corporation’s Code of Business Conduct and Ethics and Corporate Governance Policy.

13.	Review with the Chairman and Chief Executive Officer succession plans for positions held by elected officers of the Corporation, and recommend to the Board individuals to occupy these positions.

14.	Advise the Compensation Committee on matters with respect to changes in director compensation.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Corporation shall provide appropriate funding to pay all such fees and for any other activities undertaken by the Committee pursuant to this Charter.

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COMSYS IT PARTNERS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS: JUNE 9, 2005

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Michael T. Willis, Joseph C. Tusa, Jr. and Margaret G. Reed (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of COMSYS IT Partners, Inc. (the “Company”) to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on June 9, 2005, at 9:00 a.m. (local time) and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

COMSYS IT PARTNERS, INC.

Please mark your votes as indicated in the following manner.        ☒

PROPOSAL 1 — Election of Directors

01 Larry L. Enterline	04 Victor E. Mandel	07 Arthur C. Roselle
02 Frederick W. Eubank II	05 Kevin M. McNamara	08 Elias J. Sabo
03 Ted A. Gardner	06 Christopher R. Pechock	09 Michael T. Willis

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT*

* Nominee Exception(s):

PROPOSAL 2 — Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 1, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY.

Dated	, 2005

Signature

Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.